AGREEMENT AND PLAN OF MERGER

                                      among

                             A SURE eCOMMERCE, INC.
                              a Nevada corporation,

                          HERTZ TECHNOLOGY GROUP, INC.
                             a Delaware corporation,

                          ASURE ACQUISITION CORPORATION
                             a Delaware corporation,

                                  ELI E. HERTZ

                                       and

                                   J.A. CARTER

                           --------------------------

                                  JULY 13, 2000

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                                TABLE OF CONTENTS

SECTION                                                                     PAGE

ARTICLE I    DEFINITIONS ...................................................   1

ARTICLE II   PLAN OF MERGER ................................................  11
      2.1.   The Merger ....................................................  11
      2.2.   Effective Time ................................................  12
      2.3.   Certificate of Incorporation and Bylaws .......................  12
      2.4.   Directors and Officers ........................................  12
      2.5.   Conversion or Cancellation of Asure Shares ....................  12
      2.6.   Exchange of Merged Company Shares .............................  12
      2.7.   Options and Warrants ..........................................  14
      2.8.   Adjustments ...................................................  15
      2.9.   Merger Subsidiary Capital Stock ...............................  15
      2.10.  No Further Transfer of Shares .................................  15
      2.11.  Dissenting Shares .............................................  15

ARTICLE III  OTHER AGREEMENTS ..............................................  15
      3.1.   Stock Redemption Agreement ....................................  15
      3.2.   Preferred Stock Purchase Agreement ............................  16
      3.3.   Controlling Stockholder Employment Agreement ..................  16
      3.4.   Goldsammler Employment Agreement ..............................  16
      3.5    Controlling Stockholder Consulting Agreement ..................  16
      3.6    Marilyn Hertz Employment Agreement ............................  16

ARTICLE IV   THE CLOSING ...................................................  16
      4.1.   Location, Date ................................................  16
      4.2.   Deliveries ....................................................  16

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF HERZ ........................  17
      5.1.   Corporate .....................................................  17
      5.2.   Authorization .................................................  17
      5.3.   Validity of Contemplated Transactions .........................  17
      5.4.   Capitalization and Stock Ownership ............................  18
      5.5.   Listing .......................................................  18
      5.6.   Disclosure Document/Proxy Statement ...........................  18
      5.7.   HERZ SEC Reports; Financial Statements ........................  18
      5.8.   Taxes .........................................................  19
      5.9.   Title to Assets and Related Matters ...........................  20
      5.10.  Real Property .................................................  20
      5.11.  Subsidiaries ..................................................  20
      5.12.  Legal Proceedings; Compliance with Law; Governmental Permits ..  20
      5.13.  Contracts and Commitments .....................................  21
      5.14.  Employee Relations ............................................  22
      5.15.  ERISA .........................................................  22


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      5.16.  Patents, Trademarks, etc. .....................................  23
      5.17.  Absence of Certain Changes ....................................  23
      5.18.  Corporate Records .............................................  25
      5.19.  Finder's Fees .................................................  25
      5.20.  Ownership of Merger Subsidiary; No Prior Activities ...........  25

ARTICLE VI   REPRESENTATIONS AND WARRANTIES OF ASURE .......................  25
      6.1.   Corporate .....................................................  25
      6.2.   Authorization .................................................  25
      6.3.   Validity of Contemplated Transactions .........................  26
      6.4.   Capitalization and Stock Ownership ............................  26
      6.5.   Enforceability of Preferred Stock Purchase Agreement...........  26
      6.6.   Disclosure Documents/Proxy Statement ..........................  26
      6.7.   Asure Financial Statements ....................................  27
      6.8.   Taxes .........................................................  27
      6.9.   Title to Assets and Related Matters ...........................  28
      6.10.  Real Property .................................................  28
      6.11.  [Reserved] ....................................................  28
      6.12.  Legal Proceedings; Compliance with Law; Governmental Permits ..  28
      6.13.  Contracts and Commitments .....................................  29
      6.14.  Employee Relations ............................................  29
      6.15.  ERISA .........................................................  30
      6.16.  Patents, Trademarks, etc. .....................................  31
      6.17.  Absence of Certain Changes ....................................  31
      6.18.  Corporate Records .............................................  32
      6.19.  Finder's Fees .................................................  32
      6.20.  Financing .....................................................  32

ARTICLE VII  REGISTRATION RIGHTS ...........................................  33
      7.1.   Investment Intent .............................................  33
      7.2.   Shelf Registration ............................................  33
      7.3.   Registration Procedures .......................................  33
      7.4.   [Reserved] ....................................................  37
      7.5.   Registration Expenses .........................................  37
      7.6.   Indemnification ...............................................  38
      7.7.   Rule 144 ......................................................  41

ARTICLE VIII COVENANTS OF THE PARTIES ......................................  41
      8.1.   Proxy and Disclosure Document .................................  41
      8.2.   No Solicitation ...............................................  41
      8.3.   Notification of Certain Matters ...............................  43
      8.4.   Access to Information .........................................  44
      8.5.   Public Announcements ..........................................  44
      8.6.   Cooperation ...................................................  45
      8.7.   Reorganization ................................................  45


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      8.8.   Expenses ......................................................  45

ARTICLE IX   COVENANTS OF HERZ .............................................  46
      9.1.   Operation of the Business .....................................  46
      9.2.   HERZ Stockholder Meeting ......................................  47
      9.3.   Maintenance of the Assets .....................................  48
      9.4.   Employees and Business Relations ..............................  48
      9.5.   Expenses ......................................................  48
      9.6.   Certain Tax Matters ...........................................  48
      9.7.   Maintenance of Listing ........................................  48
      9.8.   State Anti-Takeover Law .......................................  48

ARTICLE X    COVENANTS OF ASURE ............................................  49
      10.1.  Operation of the Business .....................................  49
      10.2.  Asure Shareholder Meeting .....................................  50
      10.3.  Maintenance of the Assets .....................................  50
      10.4.  Employees and Business Relations ..............................  50
      10.5.  Expenses ......................................................  51
      10.6.  Certain Tax Matters ...........................................  51
      10.7.  State Anti-Takeover Law .......................................  51

ARTICLE XI   POST-CLOSING COVENANTS ........................................  51
      11.1.  Appointment to the Board of Directors of the Merged Company ...  51
      11.2.  [Reserved] ....................................................  51
      11.3.  Indemnification, Directors' and Officers' Insurance ...........  51

ARTICLE XII  CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES ............  51
      12.1.  Legality ......................................................  52
      12.2.  Fairness Opinion ..............................................  52
      12.3.  Approval by Asure Shareholders and HERZ Stockholders ..........  52

ARTICLE XIII CONDITIONS CONCURRENT TO OBLIGATIONS OF ALL PARTIES ...........  52
      13.1.  Stock Redemption Agreement.....................................  52
      13.2.  Preferred Stock Purchase Agreement ............................  52
      13.3.  Controlling Stockholder Employment Agreement ..................  53
      13.4.  Goldsammler Employment Agreement ..............................  53
      13.5   Controlling Stockholder Consulting Agreement ..................  53
      13.6   Marilyn Hertz Employment Agreement ............................  53

ARTICLE XIV  CONDITIONS PRECEDENT TO OBLIGATIONS OF ASURE ..................  53
      14.1.  Representations and Warranties ................................  53
      14.2.  Agreements, Conditions and Covenants ..........................  53
      14.3.  Certificates ..................................................  53
      14.4.  Required Consents .............................................  53
      14.5.  Material Adverse Effect .......................................  53


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      14.6.  Ancillary Documents ...........................................  54
      14.7.  Board Recommendation ..........................................  54
      14.8.  Releases from HERZ Board ......................................  54
      14.9.  Legal Opinion .................................................  54
      14.10  Employment Agreement ..........................................  55

ARTICLE XV   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE HERZ PARTIES .......  56
      15.1.  Representations and Warranties ................................  56
      15.2.  Agreements, Conditions and Covenants ..........................  56
      15.3.  Certificates ..................................................  56
      15.4.  Required Consents .............................................  56
      15.5.  Material Adverse Effect .......................................  56
      15.6.  Ancillary Documents ...........................................  56
      15.7.  Board Recommendation ..........................................  56
      15.8.  Legal Opinion .................................................  56
      15.9.  Business Operations ...........................................  58

ARTICLE XVI  INDEMNIFICATION ...............................................  58
      16.1.  Survival of Representations and Warranties ....................  58
      16.2.  Indemnification of Asure Indemnified Parties ..................  59
      16.3.  Indemnification of HERZ Stockholders. .........................  60
      16.4.  Conditions of Indemnification .................................  60
      16.5.  Remedies Not Exclusive ........................................  62
      16.6.  Limitations on Indemnification ................................  62

ARTICLE XVII TERMINATION ...................................................  63
      17.1.  Grounds for Termination .......................................  63
      17.2.  Effect of Termination .........................................  65

ARTICLE XVII GENERAL MATTERS ...............................................  66
      18.1.  [Reserved] ....................................................  66
      18.2.  Contents of Agreement .........................................  66
      18.3.  Amendment, Parties in Interest, Assignment, Etc. ..............  66
      18.4.  Interpretation ................................................  66
      18.5.  Notices .......................................................  67
      18.6.  Governing Law and Venue .......................................  67
      18.7.  Counterparts ..................................................  68
      18.8.  Waivers .......................................................  68
      18.9.  Modification ..................................................  68
      18.10. Enforcement of Agreement ......................................  68
      18.11. Waiver of Jury Trial ..........................................  68
      18.12. Severability ..................................................  68

SIGNATURE PAGE .............................................................  69


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                                    EXHIBITS

Exhibit A   Stock Redemption Agreement
Exhibit B   Preferred Stock Purchase Agreement
Exhibit C   Employment Agreement with Eli E. Hertz
Exhibit D   Employment Agreement with Barry Goldsammler
Exhibit E   Consulting Agreement with Eli E. Hertz
Exhibit F   Employment Agreement I. Marilyn Hertz


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                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER is made as of July 13, 2000 by and among Hertz Technology Group, Inc. a Delaware corporation ("HERZ"), Asure Acquisition Corporation, a Delaware Corporation, (the "Merger Subsidiary" and together with HERZ, the "HERZ Parties"), A Sure eCommerce, Inc., a Nevada corporation ("Asure"), Eli E. Hertz ("Controlling Stockholder") and J.A. Carter ("Carter"). HERZ, the Merger Subsidiary, Asure and Controlling Stockholder are individually referred to as a "Party" and collectively referred to herein as the "Parties". Certain other terms are used herein as defined below in Article I or elsewhere in this Agreement.

                                   BACKGROUND

      This Agreement sets forth the terms and conditions under which (i) the Merger Subsidiary, which is a Wholly-Owned Subsidiary of HERZ, will merge with and into Asure (the "Merger"). The Parties intend that upon completion of the Merger, Asure will be a Wholly-Owned Subsidiary of HERZ. Immediately at the Effective Time and thereafter, HERZ shall be referred to herein as the "Merged Company".

      The Merger Subsidiary is a Wholly-Owned Subsidiary of HERZ and has been formed solely to facilitate the Merger and has conducted and will conduct no business or activity other than in connection with the Merger.

      NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

      "Acquisition Proposal" is defined in Section 8.2(a).

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" means this Agreement and Plan of Merger and the Exhibits and Disclosure Schedules hereto.


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      "Assets" means, with respect to HERZ, the Merger Subsidiary or Asure, as shown by the context in which used, all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent financial statements, that are owned or possessed by such Party and its Subsidiaries, taken as a whole.

      "Assumed Asure Option" is defined in Section 2.7(a).

      "Asure" is defined in the Preamble.

      "Asure Assets" means the Assets of Asure.

      "Asure Balance Sheet" is defined in Section 6.7.

      "Asure Balance Sheet Date" is defined in Section 6.7.

      "Asure Benefit Plan" is defined in Section 6.16(a).

      "Asure Business" means the Business of Asure.

      "Asure Business Plan" means the Business Plan of Asure dated 2000.

      "Asure Common Stock" means the common stock, par value $0.001 per share, of Asure.

      "Asure Disclosure Schedule" means the Disclosure Schedule containing information relating to Asure pursuant to Article VI and other provisions hereof that has been provided to the other Parties on the date hereof.

      "Asure Financial Statements" is defined in Section 6.7.

      "Asure Indemnified Loss" is defined in Section 16.2(a).

      "Asure Indemnified Party" means Asure and its Affiliates and each of their respective officers, directors, employees, agents and counsel; provided, however, that no Person who indemnifies Asure Indemnified Parties in this Agreement in his capacity as a Stockholder will be an Asure Indemnified Party for purposes of this Agreement, notwithstanding that the Person is an Asure Indemnified Party for purposes of one or more of the other Agreements.

      "Asure's knowledge" or "knowledge of Asure" with reference to any item means that which an executive officer of Asure actually knows.

      "Asure Required Consents" is defined in Section 15.4.

      "Asure Shareholder" means a recordholder, as of the Effective Time of an outstanding certificate or certificates that immediately prior to the Effective Time represented Asure Shares.

      "Asure Shares" is defined in Section 2.5(a).


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      "Asure Shareholder Meeting" is defined in Section 10.2.

      "Asure Subsidiary" means any Subsidiary of Asure.

      "Asure Warrants" means any warrants to purchase Asure Common Stock that are outstanding immediately prior to the Closing.

      "Asure Welfare Plan" is defined in Section 6.15(f).

      "Benefit Plan" means all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, severance, incentive, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability, fringe benefit and similar plans, programs, arrangements or practices, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of ERISA.

      "Business" means with respect to HERZ the entire business and operations of HERZ and its Subsidiaries, taken as a whole. "Business" means with respect to Asure the business of Asure as contemplated by the Asure Business Plan.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

      "Carter" is defined in the Preamble.

      "Carter Market Value" means $900,000.

      "Certificate" is defined in Section 2.6(a).

      "Certificate of Merger" is defined in Section 2.2.

      "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

      "Claim" is defined in Section 16.4(b).

      "Closing" is defined in Section 4.1.

      "Closing Date" is defined in Section 4.1.

      "Code" means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

      "Confidentiality Agreement" is defined in Section 8.4(b).

      "Contract" means any written or oral contract, agreement, letter of intent, agreement in


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principle, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

      "Controlling Stockholder" is defined in the Preamble hereto.

      "Controlling Stockholder Consulting Agreement" is defined in Section 3.5.

      "Controlling Stockholder Employment Agreement" is defined in Section 3.3.

      "Controlling Stockholder Market Value" means $900,000.

      "Conversion Number" is defined in Section 2.5(a).

      "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

      "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, or any arbitrator that is binding on any Person or its property under applicable Law.

      "Damages" shall have the same meaning as Losses.

      "Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

      "Disclosure Document" is defined in Section 8.1.

      "Dissenting Shares" of Asure are defined in Sections 2.11.

      "DGCL" means the Delaware General Corporation Law, as amended. "Effective Time" shall mean the time that the Certificate of Merger is filed with the Nevada Secretary of State.

      "$" means United States dollars.

      "Effectiveness Period" shall have the meaning set forth in Section 7.2(a).

      "Election Period" is defined in Section 16.4(b).

      "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on


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any property or property interest.

      "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances which does or would (i) require assessment, investigation, abatement, correction, removal or remediation under any Environmental Law, (ii) give rise to any civil or criminal Liability under any Environmental Law, (iii) create or constitute a public or private nuisance or
(iv) constitute a violation of or non-compliance with any Environmental Law.

      "Environmental Law" means all Laws, Court Orders, principles of common law, and permits, licenses, registrations, approvals or other authorizations of any Governmental Authority relating to Hazardous Substances, pollution, protection of the environment or human health.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" is defined in Section 2.6(a).

      "Execution Date" means July 13, 2000.

      "Existing Asure Option" is defined in Section 2.7(a).

      "Filing Date" means, with respect to a Registration Statement, the 90th day following the closing of the Merger.

      "GAAP" means United States generally accepted accounting principles including those set forth: (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

      "Goldsammler Consulting Agreement" is defined in Section 3.4.

      "Governmental Authority" means any federal, state, local, municipal or foreign or other government or governmental agency or body.

      "Governmental Permit" is defined in Section 5.12(c).

      "Hazardous Substances" means any material, waste or substance (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation, (i) any "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et


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seq. and its implementing regulations, (ii) any "extremely hazardous substance,"
"hazardous chemical" or "toxic chemical" as those terms are defined by the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.11001 et seq. and its implementing regulations, (iii) any "hazardous waste," as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. and its implementing regulations (iv) any "pollutant," as defined under the Water Pollution Control Act, 33 U.S.C. ss.1251 et seq. and its implementing regulations as any of such Laws in clauses
(i) through (iv) may be amended from time to time, and (v) any material, substance or waste regulated under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any Governmental Authority concerning protection of the environment, pollution, health or safety or the public welfare.

      "HERZ" is defined above in the Preamble.

      "HERZ Assets" means the Assets of HERZ.

      "HERZ Balance Sheet" is defined in Section 5.7.

      "HERZ Balance Sheet Date" is defined in Section 5.7.

      "HERZ Benefit Plan" is defined in Section 5.15(a).

      "HERZ Business" means the Business of HERZ.

      "HERZ Common Stock" means the common stock, par value $0.001 per share, of HERZ.

      "HERZ Companies" means HERZ and any HERZ Subsidiaries.

      "HERZ Disclosure Schedule" means the Disclosure Schedule containing information relating to HERZ pursuant to Article V and other provisions hereof that has been provided to the other Parties on the date hereof.

      "HERZ's knowledge" or "knowledge of HERZ" with reference to any item means that which Controlling Stockholder or Barry Goldsammler actually knows.

      "HERZ Parties" is defined in the Preamble.

      "HERZ Required Consents" is defined in Section 14.4.

      "HERZ SEC Reports" is defined in Section 5.7.

      "HERZ Stockholder Indemnified Party" means (a) each holder of HERZ Common Stock immediately prior to the Effective Time and (b) prior to the Closing, the Company and each of its officers, directors, employees, agents and counsel who are not Stockholder Indemnified


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Parties within the meaning of clause (a) of this definition.

      "HERZ Stockholder Loss" is defined in Section 16.3.

      "HERZ Stockholder Meeting" is defined in Section 9.2.

      "HERZ Subsidiary" means any Subsidiary of HERZ.

      "HERZ 10-KSB" is defined in Section 5.9.

      "HERZ Welfare Plan" is defined in Section 5.15(f).

      "Holder" or "Holders" means each Person who was an Asure Shareholder at the Effective Time that did not elect Dissenter's Rights under Section 2.11, or such other holder or holders, as the case may be, from time to time of Registrable Securities.

      "Indemnified Party" shall have the meaning set forth in Section 16.4(b).

      "Indemnifying Party" shall have the meaning set forth in Section 16.4(b).

      "Indemnity Notice" is defined in Section 16.4(e).

      "Intellectual Property" means any Copyrights, Patents, Trademarks, technology, licenses, trade secrets, computer software and other intellectual property.

      "knowledge" of any Person with reference to any item means that which such Person actually knows.

      "Law" means any statute, law, ordinance, regulation, order, rule, common law principles or consent agreements of any Governmental Authority, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

      "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person.

      "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

      "Losses" shall have the meaning set forth in Section 7.6(a).

      "Majority Holders" means the persons holding more than fifty percent of the Registrable Securities.

      "Marilyn Hertz Consulting Agreement" is defined in Section 3.6.

      "Material Adverse Effect", as to HERZ, means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of HERZ, either as a corporate entity or with its Subsidiaries taken as a whole, as indicated by the context in which used, and when used with respect to representations,


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warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise. "Material Adverse Effect", as to Asure, means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of Asure, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

      "Merged Company" is defined in the Preamble hereto.

      "Merged Company Common Stock" is defined in Section 2.5(a).

      "Merged Company Shares" is defined in Section 2.5(a).

      "Merger" is defined in Section 2.1.

      "Merger Consideration" is defined in Section 2.5(c).

      "Merger Subsidiary" is defined above in the Preamble.

      "NGLC" means the Nevada General Corporation Law, as amended.

      "Parties" is defined above in the Preamble.

      "Party Representatives" is defined in Section 8.4(b).

      "Patents" means patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

      "Post-Signing Returns" is defined in Section 9.6.

      "Preferred Stock Purchase Agreement" is defined in Section 3.2.

      "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.


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      "Prospectus" means the prospectus included in the Registration Statement
(including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

      "Proxy Statement" is defined in Section 8.1.

      "Registrable Securities" means (1) the Merged Company Shares to be delivered in connection with the Closing, (2) the Merged Company Shares issuable upon exercise of the Assumed Asure Options and the Merged Company Warrants issued pursuant to Section 2.7 herein, and (3) any Common Stock of the Merged Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Shares, for each holder of the foregoing as designated by Asure, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which such Person's rights under Section 7 are not assigned.

      "Registration Indemnified Party" is defined in Section 7.6(c).

      "Registration Indemnifying Party" is defined in Section 7.6(c).

      "Registration Statement" means the registration statement, contemplated by
Section 7.2(a), including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

      "Regulation" means any federal, state, local or foreign rule or regulation.

      "Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

      "Rule 158" means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

      "Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Stock Redemption Agreement" is defined in Section 3.1.

      "Subsidiary" means any corporation or other legal entity of which HERZ or Asure, as the case may be (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of directors or other governing body of such corporation or other entity.

      "Surviving Corporation" is defined in Section 2.1.

      "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign Tax Law) and including any liability for Taxes as a transferee or successor, by Contract or otherwise.

      "Tax Return" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

      "Termination Date" means November 10, 2000.

      "Third Party Claim" is defined in Section 16.4(b).

      "Threshold Amount" means US$200,000.

      "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

      "Transaction Documents" means this Agreement, the Preferred Stock Purchase Agreement, and the Controlling Stockholder Employment Agreement, and the Goldsammler Employment Agreement.

      "Transactions" means the Merger, the exchange of the Asure Shares for the Merged Company Shares, the assumption by the Merged Company of the Existing Asure Options, the exchange of the Asure Warrants for the Merged Company Warrants, and the other transactions contemplated by the Transaction Documents.

      "Wholly-Owned Subsidiary" of any Person means any Subsidiary in which all of the stock or other equity interests is owned, directly or indirectly, by such Person.

                                   ARTICLE II
                                 PLAN OF MERGER

      2.1. THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL and NGCL, the Merger Subsidiary shall be merged with and into Asure (the "Merger"). Following the Merger, Asure shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the Laws of the State of Nevada, and the separate corporate existence of the Merger Subsidiary shall cease.

      2.2. EFFECTIVE TIME. As soon as practicable, but in any event within one Business Day after the satisfaction or waiver of all conditions to the Merger, the Parties shall file with the Secretary of State of the State of Nevada a certificate of merger (the "Certificate of Merger") in such form as is required by the NGCL, and shall file with the Secretary of State of the State of Delaware a certificate of merger in such form as is required by the DGCL. The Merger shall become effective at the Effective Time.

      2.3. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Asure as in effect immediately prior to the Effective Time shall be the initial Certificate of Incorporation of the Surviving Corporation. The bylaws of Asure as in effect immediately prior to the Effective Time shall be the initial bylaws of the Surviving Corporation.

      2.4. DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be such persons as Asure designates prior to the Effective Time. The initial chief executive officer of the Surviving Corporation shall be such person as Asure designates prior to the Effective Time. Such persons shall hold such positions as directors and executive officers until their successors are elected or appointed in accordance with the Certificate of Incorporation and the bylaws of the Surviving Corporation.

      2.5. CONVERSION OR CANCELLATION OF ASURE SHARES.

            (a) Each share of Asure Common Stock (an "Asure Share") outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the Asure Shareholder thereof, be converted into the right to receive one (1.000) (the "Conversion Number") share (the "Merged Company Shares") of the Merged Company common stock, $0.001 par value per share (the "Merged Company Common Stock"). Each Asure Share that, immediately prior to the Effective Time, is held by Asure as treasury stock shall be canceled, and no consideration shall be delivered with respect thereto.

            (b) No fractional Merged Company Shares shall be issued in the Merger. Each Asure Shareholder who would otherwise be entitled to receive a fractional share of 0.5 or greater shall receive a whole Merged Company Share and each Asure Shareholder who would otherwise be entitled to receive a fractional share of less than 0.5 shall not receive an additional whole Merged Company Share.

            (c) The consideration to be received by the Asure Shareholders in respect of each Asure Share pursuant to this Section 2.5 is hereinafter referred to as the "Merger Consideration."

      2.6. EXCHANGE OF MERGED COMPANY SHARES.

            (a) Prior to the Effective Time, Asure shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates that immediately prior to the Effective Time represented Asure Shares (the "Certificates") for the Merger Consideration. Promptly after the Effective Time, the Merged Company will send, or will cause the Exchange Agent to send, to each Asure Shareholder (other than Asure and any Subsidiary of Asure) a letter of transmittal for use in such exchange. The Merged Company will deposit with the Exchange Agent in trust for the Asure Shareholder the aggregate Merger Consideration to be paid in respect of the Asure Shares.

            (b) Each Asure Shareholder, upon surrender to the Exchange Agent of a Certificate or Certificates together with a properly completed letter of transmittal covering such Certificates, will be entitled to receive the Merger Consideration payable in respect of the Asure Shares formerly represented thereby, after giving effect to any required withholding Tax. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. In no event will an Asure Shareholder be entitled to interest on the Merger Consideration.

            (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Asure Shares formerly represented by the Certificate or Certificates surrendered in exchange for the Merger Consideration, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Asure Shares or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

            (d) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section 2.6 that remains unclaimed by the Asure Shareholders thirty (30) days after the Effective Time shall be returned to the Merged Company, upon demand, and any such Person who has not exchanged his Certificate or Certificates for the Merger Consideration in accordance with this
Article II prior to that time shall thereafter look only to the Merged Company for payment of the Merger Consideration. Notwithstanding the foregoing, the Merged Company shall not be liable to any Person for any amount paid to a public official pursuant to applicable abandoned property Laws. Any amounts remaining unclaimed under this Article II two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable Law, become the property of the Merged Company free and clear of any claims or interest of any Person previously entitled thereto.

            (e) No dividends or other distributions with respect to securities of the Merged Company constituting part of the Merger Consideration shall be paid to the Asure Shareholder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Article II. Upon such surrender, there shall be paid, without interest, to the Person in whose name the Certificates representing the securities of the Merged Company into which such Asure Shares were converted are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time, less the amount of withholding Taxes which may be required thereon.

            (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Merged Company, the posting by such person of a bond in such reasonable amount as the Merged Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration provided for, and in accordance with the procedures set forth, in this Article II and, if applicable, any unpaid dividends and distributions with respect to securities of the Merged Company constituting part of the Merger Consideration deliverable with respect thereof pursuant to this Agreement.

      2.7. OPTIONS AND WARRANTS.

            (a) At the Effective Time, the Merged Company shall assume Asure's rights and obligations under each of the outstanding stock options previously granted by Asure to certain of its employees, directors and consultants that are outstanding immediately prior to the Effective Time (each such stock option existing immediately prior to the Effective Time is referred to herein as an "Existing Asure Option" and each such assumed stock option existing immediately after the Effective Time is referred to herein as an "Assumed Asure Option"). Under each Assumed Asure Option, the optionee shall have the right to receive from the Merged Company, in accordance with the terms and subject to the conditions of the Existing Asure Option, the Merger Consideration that such optionee would have been entitled to receive had the optionee exercised his or her Existing Asure Option immediately prior to the Effective Time, but only in accordance with the terms and conditions of the Existing Asure Option (including payment of the aggregate exercise price thereof). Except as provided in this
Section 2.7(a), the Assumed Asure Option shall not give the optionee any additional benefits that the holder thereof did not have under the Existing Asure Option; provided, however, that the terms of such Existing Asure Options shall govern the vesting thereof, including, if applicable, any vesting of Existing Asure Options as a result of the Merger. Each Assumed Asure Option shall constitute a continuation of the Existing Asure Option, substituting the Merged Company for Asure.

            (b) Each Asure Warrant that is outstanding immediately prior to the Effective Time and that does not expire at the Effective Time by the terms thereof shall, by virtue of the

Merger and pursuant to the terms of the Asure Warrant or with the consent of the majority of the holders thereof, be converted into and exchanged for a Merged Company Warrant exercisable for the Conversion Number of Merged Company Shares for each share of Merged Company Common Stock for which the Asure Warrant is exercisable immediately prior to the Effective Time, at an exercise price per Merged Company Share that has been adjusted in accordance with the terms of the Asure Warrant converted hereunder as a result of the Merger. The Merged Company Warrants shall have the terms and conditions of the Asure Warrants converted hereunder. At the Effective Time, the Merged Company shall make available to any holders of Asure Warrants converted hereunder a new warrant evidencing the Merged Company Warrant.

      2.8. ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of HERZ or Asure shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, this Article II shall be appropriately adjusted.

      2.9. MERGER SUBSIDIARY CAPITAL STOCK. Each share of capital stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger, into one share of common stock of the Surviving Corporation.

      2.10. NO FURTHER TRANSFER OF SHARES. After the Effective Time, there shall be no transfers of Asure Shares that were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

      2.11. DISSENTING SHARES. Notwithstanding Section 2.5, the shares of Asure Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by Asure Shareholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Section 92A.42D of the NGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless and until such Asure Shareholders shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the NGCL; and any such Asure Shareholder shall have only such rights in respect of the Dissenting Shares owned by them as are provided by Section 92A.46D of the NGCL. If any such Asure Shareholder shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost such right, such Asure Shareholder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without any interest thereon, pursuant to the terms of Section 2.5. Prior to the Effective Time, Asure will not, except with the prior written consent of HERZ, voluntarily make any payment with respect to, or settle or offer to settle, any claim made by the stockholders owning the Dissenting Shares.

                                   ARTICLE III
                                OTHER AGREEMENTS

      3.1. STOCK REDEMPTION AGREEMENT. On or prior to the execution of this Agreement, Asure, Controlling Stockholder, and I. Marilyn Hertz shall enter into the Stock Redemption Agreement annexed hereto as Exhibit A (the "Stock Redemption Agreement"). The closing of the Stock Redemption Agreement shall be a condition concurrent to, and shall be simultaneous with, the Closing. At the Effective Time, Asure may, at its election, assign all or part, of the rights, and the Merged Company shall assume the obligations, of Asure under the Stock Redemption Agreement.

      3.2. PREFERRED STOCK PURCHASE AGREEMENT. On or prior to the execution of this Agreement, Asure shall enter into the Series A Preferred Stock Purchase Agreement annexed hereto as Exhibit B (the "Preferred Stock Purchase Agreement") The closing of the Preferred Stock Purchase Agreement shall be a condition concurrent to, and shall be simultaneous with, the Closing.

      3.3. CONTROLLING STOCKHOLDER EMPLOYMENT AGREEMENT. Simultaneous with the Closing, Hergo Ergonomic Support System, Inc. and Controlling Stockholder shall enter into the employment agreement annexed hereto as Exhibit C (the "Controlling Stockholder Employment Agreement").

      3.4. GOLDSAMMLER EMPLOYMENT AGREEMENT. Simultaneous with the Closing, the Merged Company and Barry Goldsammler shall enter into the employment agreement annexed hereto as Exhibit D (the "Goldsammler Consulting Agreement").

      3.5. CONTROLLING STOCKHOLDER CONSULTING AGREEMENT. Simultaneous with the Closing, the Merged Company and Controlling Stockholder shall enter into the consulting agreement annexed hereto as Exhibit E (the "Controlling Stockholder Consulting Agreement").

      3.6. MARILYN HERTZ EMPLOYMENT AGREEMENT. Simultaneous with the Closing, Hergo Ergonomic Support System, Inc. and I. Marilyn Hertz shall enter into the employment agreement annexed hereto as Exhibit F (the "Marilyn Hertz Consulting Agreement").

                                   ARTICLE IV
                                   THE CLOSING

      4.1. LOCATION, DATE. The closing for the Transactions (the "Closing") shall be held at the offices of Kaplan Gottbetter & Levenson, LLP in New York, New York at 10:00 a.m. (local time) as promptly as practicable (and in any event within one Business Day) after satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Articles XII, XIII, XIV and XV. The date on which the Closing occurs is referred to herein as the "Closing Date."

      4.2. DELIVERIES. At the Closing,

            (a) the Merger Subsidiary and HERZ shall deliver or cause to be delivered to the Secretary of State of the State of Nevada a duly executed Certificate of Merger as required under the NGCL and to the Secretary of State of the State of Delaware a duly executed certificate of merger as required under the DGCL and the Parties shall take all such other and further actions as may be required by the NGCL and DGCL and any other applicable Law to make the Merger effective upon the terms and subject to the conditions hereof; and

            (b) the Parties shall also deliver to each other the respective agreements and other documents and instruments specified with respect to them in Articles XII, XIII, XIV and XV.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF HERZ

      HERZ hereby represents and warrants to Asure as follows, except as otherwise set forth in the HERZ Disclosure Schedule (items disclosed in one Section of such Schedule shall apply to all other Sections unless specified otherwise):

      5.1. CORPORATE. Each HERZ Company is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Each HERZ Company is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each HERZ Company (all of which have been delivered or made available to Asure) have been duly adopted and are current, correct and complete. Each HERZ Company has all necessary corporate power and authority to own, lease and operate its part of the HERZ Assets and to carry on its part of the HERZ Business as it is now being conducted.

      5.2. AUTHORIZATION. Each HERZ Company has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by each HERZ Company has been duly authorized by all necessary corporate action, other than the approval of this Agreement and consummation of the Merger is subject to the approval of the holders of a majority of the outstanding HERZ Common Stock, which are the only consents or approvals of holders of HERZ capital stock required for the consummation of the Transactions. Each Transaction Document executed and delivered by each HERZ Company as of the date hereof has been duly executed and delivered by such HERZ Company and constitutes a valid and binding obligation of such HERZ Company enforceable against such HERZ Company in accordance with its terms, and any Transaction Document executed and delivered by each HERZ Company after the date hereof will be duly executed and delivered by such HERZ Company and will constitute a valid and binding obligation of such HERZ Company, enforceable against such HERZ Company in accordance with its terms, except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

      5.3. VALIDITY OF CONTEMPLATED TRANSACTIONS. Except for compliance with (i) the Securities Act and the Exchange Act and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada, neither the execution and delivery by each HERZ Company of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under,
(a) to HERZ knowledge, any Law or Court Order to which any HERZ Company is subject, (b) the Charter Documents or bylaws of any HERZ Company, or (c) any Contracts to which any HERZ Company is a party or by which any of the HERZ Assets may be subject, except for Defaults which would not have a Material Adverse Effect.

      5.4. CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of HERZ consists of (a) 6,000,000 shares of HERZ Common Stock, and (b) 0 shares of preferred stock. Of such authorized capital stock, the only issued and outstanding shares on the date hereof are 2,249,593 shares of HERZ Common Stock. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of HERZ. The HERZ Disclosure Schedule sets forth, as of the date hereof, as to each option or warrant, the holder, date of grant, exercise price and number of shares subject thereto. All of the issued and outstanding shares of HERZ Common Stock are validly issued fully paid and non-assessable. No options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) will entitle any Person to acquire any securities of the Merger Subsidiary or any subsidiary thereof.

      5.5. LISTING. The HERZ Common Stock is listed for quotation on the Nasdaq SmallCap Market under the symbol "HERZ". HERZ is in full compliance with the Nasdaq SmallCap Market listing maintenance requirements. Since listing the HERZ Common Stock on the Nasdaq SmallCap Market, HERZ has not received any notice from the Nasdaq Stock Market Inc. that (i) HERZ is not in full compliance with the Nasdaq SmallCap Market listing maintenance requirements or (ii) that HERZ Common Stock may be delisted from the Nasdaq SmallCap Market.

      5.6. DISCLOSURE DOCUMENT/PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of any HERZ Company specifically for inclusion in the Disclosure Document will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time of distribution to the Asure Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of any HERZ Company specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment or supplement) is mailed to the stockholders of HERZ and at the time of the HERZ Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Disclosure Document and the Proxy Statement (except for information relating solely to Asure) will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the Regulations promulgated thereunder.

      5.7. HERZ SEC REPORTS; FINANCIAL STATEMENTS. HERZ has filed all required forms, reports, statements, schedules and other documents with the SEC since January 1, 1997, including (a) its Annual Reports on Form 10-KSB for the fiscal years ended August 31, 1999, 1998 and 1997, (b) all proxy and information statements relating to HERZ's meetings of stockholders (whether annual or special) held since January 1, 1997, (c) its Quarterly Reports on Form 10-QSB for the quarter ended November 30, 1999 and February 29, 2000, and (d) all other reports or registration statements filed by HERZ with the SEC since January 1, 1997 (collectively, the "HERZ SEC Reports"). Each of such HERZ SEC Reports, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules, contained in the HERZ SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of HERZ as at the respective dates thereof and the consolidated results of operations and cash flows of HERZ for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of HERZ as of August 31, 1999 is referred to as the "HERZ Balance Sheet" and the date thereof is referred to as the "HERZ Balance Sheet Date."

      5.8. TAXES.

            (a) Each HERZ Company has (i) filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Time and all such Tax Returns filed were true, correct and complete in all material respects, and
(ii) paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

            (b) Each HERZ Company has (i) duly paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due, except to the extent that a sufficient reserve for Taxes has been reflected on the HERZ Balance Sheet and (ii) provided a sufficient reserve on the HERZ Balance Sheet for the payment of all Taxes not yet due and payable.

            (c) No deficiency in respect of any Taxes which has been assessed against a HERZ Company remains unpaid, except for Taxes being contested in good faith, and HERZ has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against an HERZ Company with respect to any Taxes.

            (d) No HERZ Company has extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

            (e) There are no liens for Taxes upon any assets of any HERZ Company except for liens for current Taxes not yet due.

            (f) Each HERZ Company has to its knowledge (i) complied with all material provisions of the Code relating to the withholding and payment of Taxes and (ii) has made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

            (g) No HERZ Company is a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

            (h) No HERZ Company is a party to any agreement relating to the allocating or sharing of the payment of, or liability for, Taxes for any period (or portion thereof).

            (i) To HERZ's knowledge, except for the group of which HERZ is presently the ultimate parent, no HERZ Company has ever been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

      5.9. TITLE TO ASSETS AND RELATED MATTERS. Each HERZ Company has good and marketable title to its part of the HERZ Assets, free from any Encumbrances except (a) items described in any notes to the consolidated financial statements of HERZ contained in HERZ's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1999 (the "HERZ 10-KSB") included in the HERZ SEC Reports, (b) minor matters that would not have a Material Adverse Effect, and (c) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due.

      5.10. REAL PROPERTY. All material real estate leased by any HERZ Company as of the date hereof and used in the operation of the HERZ Business are disclosed in the HERZ SEC Reports. As of the date hereof, none of the HERZ Companies owns any real property.

      5.11. SUBSIDIARIES. As of the date hereof none of the HERZ Companies owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, business trust, joint venture or other legal entity. HERZ owns all of the issued and outstanding shares of capital stock of each HERZ Subsidiary. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition or voting of any issued or unissued capital stock or other securities of any HERZ Subsidiary. All of the shares of capital stock of each HERZ Subsidiary are duly and validly authorized and issued, fully paid and non-assessable.

      5.12. LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS.

            (a) There is no Litigation that is pending or, to HERZ's knowledge, threatened against any HERZ Company that would have a Material Adverse Effect. To HERZ's knowledge, HERZ is and has been in compliance with all applicable Laws, including Environmental Law and applicable securities laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to any HERZ Company, including Environmental Laws, except for any Defaults that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to any HERZ Company. No HERZ Company has received any written notice and, to the knowledge of any HERZ Company, no other communication has been received to the effect that it is not in compliance with any applicable Laws, and HERZ has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws, except to the extent that such failures to comply or violations would not have a Material Adverse Effect.

            (b) To HERZ's knowledge, there is no Environmental Condition at any property presently or formerly owned or leased by an HERZ Company which is reasonably likely to have a Material Adverse Effect.

            (c) The HERZ Companies have all material consents, permits, franchises, licenses, concessions, registrations, certificates of occupancy, approvals and other authorizations of Governmental Authorities (collectively, the "Governmental Permits") required in connection with the operation of their respective businesses as now being conducted, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect, would not have a Material Adverse Effect. Each HERZ Company has complied, in all material respects, with all of its Governmental Permits, except where the failure to so comply would not have a Material Adverse Effect.

      5.13. CONTRACTS AND COMMITMENTS. The HERZ Disclosure Schedule describes:

            (a) Contracts (excluding letters of intent and agreements in principle) involving any HERZ Company in amounts in excess of $100,000.

            (b) All employment, consulting, management, severance or agency Contracts providing for annual payments of at least $100,000 (y) with any executive officers or directors of HERZ, or (z) allowing the other party to terminate and receive payment based on the execution of this Agreement and consummation of the Transactions.

            (c) Any employment agreements with any Person to whom any HERZ Company makes annual salary payments in excess of $100,000.

            (d) All Contracts limiting the freedom of any HERZ Company to compete in any line of business, or with any Person, or in any geographic area or market.

Each Contract providing for payments in excess of $100,000 to which any HERZ Company is a party (i) is legal, valid, binding and enforceable against HERZ or the applicable Subsidiary except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought, and (ii) neither HERZ nor the applicable Subsidiary, nor to HERZ's knowledge, any other party, is in Default under any such Contract, other than in the case of (i) and
(ii) above where the failure to be so would not have a Material Adverse Effect.

      5.14. EMPLOYEE RELATIONS. No HERZ Company is (a) a party to, involved in or, to HERZ's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and no HERZ Company has experienced any work stoppage during the last three years.

      5.15. ERISA.

            (a) The HERZ Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by any HERZ Company or under which any HERZ Company may be obligated for its employees, directors or independent contractors ("HERZ Benefit Plans"). HERZ has delivered or made available to Asure (i) accurate and complete copies of all HERZ Benefit Plan documents and of any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) accurate and complete detailed summaries of all unwritten HERZ Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all HERZ Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all HERZ Benefit Plans (for which annual reports are required) prepared within the last two years.

            (b) All HERZ Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, the requirements of ERISA, the Code and all other applicable Laws, including applicable Laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the HERZ Benefit Plans, that could subject any HERZ Company to any material penalty or tax imposed under the Code or ERISA.

            (c) Any HERZ Benefit Plan that is intended to be qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any HERZ Benefit Plan.

            (d) No HERZ Company has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and
(ii) no HERZ Company, nor any entity that has been treated as a single employer with any HERZ Company under Sections 414(b), (c), (m) or (o) of the Code, has any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code.

            (e) There are no pending or, to the knowledge of HERZ, threatened claims by or on behalf of any HERZ Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any HERZ Benefit Plans, alleging any breach of fiduciary duty on the part of any HERZ Company or any of the officers, directors or employees of any HERZ Company under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To HERZ's knowledge, the HERZ Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the PBGC. Each HERZ Company has made all required contributions under the HERZ Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

            (f) With respect to any HERZ Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (an "HERZ Welfare Plan"), (i) each HERZ Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to an HERZ Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code, and (iii) any HERZ Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

            (g) The execution of this Agreement and the performance of the Transactions will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any HERZ Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of any HERZ Company.

      5.16. PATENTS, TRADEMARKS, ETC. To HERZ's knowledge, no HERZ Company infringes upon or unlawfully or wrongfully uses any Intellectual Property owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property owned or claimed by HERZ, except for those situations that would not have a Material Adverse Effect. To HERZ's knowledge, the HERZ Companies own or have valid rights to use all Intellectual Property used in the conduct of their business except where the failure to have valid rights to use such Intellectual Property will not have a Material Adverse Effect, free and clear of all Encumbrances, other than Encumbrances which would not have a Material Adverse Effect.

      5.17. ABSENCE OF CERTAIN CHANGES. Since the HERZ Balance Sheet Date, the HERZ Companies have conducted the HERZ Business in the ordinary course and, as of the date hereof, there has not been:

            (a) any Material Adverse Effect on the HERZ Business;

            (b) any distribution or payment declared or made in respect of HERZ's capital stock by way of dividends, purchase or redemption of shares or otherwise;

            (c) any increase in the compensation payable or to become payable to any current director or officer of any HERZ Company, except for merit and seniority increases for employees made in the ordinary course of business, nor any material change in any existing employment, severance, consulting arrangements or any HERZ Benefit Plan;

            (d) any sale, assignment or transfer of any HERZ Assets, or any additions to or transactions involving any HERZ Assets, other than those made in the ordinary course of business or those solely involving the HERZ Companies;

            (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by any HERZ Company;

            (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

            (g) (i) any creation, or assumption of, any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business or with respect to its Wholly-Owned Subsidiaries; (ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries; or (iii) any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

            (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

            (i) other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any
(i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or (v) material change in its capitalization; or

            (j) any change in accounting procedure or practice.

      5.18. CORPORATE RECORDS. The minute books of each HERZ Company contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

      5.19. FINDER'S FEES. No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of HERZ.

      5.20. OWNERSHIP OF MERGER SUBSIDIARY; NO PRIOR ACTIVITIES. The Merger Subsidiary is a Wholly-Owned Subsidiary of HERZ created solely for the purpose of effecting the Merger. As of the date hereof and the Effective Time, except for Liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and the other Transaction Documents, the Merger Subsidiary has not, nor will not, through the Effective Time, directly or indirectly, through any Subsidiary or Affiliate of HERZ, have any material Liabilities, engage in any material business activities of any type or kind whatsoever or enter into any agreements or arrangements with any Person.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF ASURE

      Asure hereby represents and warrants to HERZ as follows, except as otherwise set forth in the Asure Disclosure Schedule (items disclosed in one Section of such Schedule shall apply to all other Sections unless specified otherwise):

      6.1. CORPORATE. Asure is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Asure is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Asure (all of which have been delivered or made available to HERZ) have been duly adopted and are current, correct and complete. Asure has all necessary corporate power and authority to own, lease and operate the Asure Assets and to carry on the Asure Business as it is now being conducted. Asure has no Subsidiaries. Asure has no Subsidiaries. Asure has heretofore delivered to HERZ the Asure Business Plan. The Asure Business Plan does not contain any misstatement of material fact or omit to state a material fact necessary to make the statements therein not misleading, in each case taking due account of the forward-looking nature of the Asure Business Plan. To Asure's knowledge, there are no facts which would indicate that the assumptions underlying the financial projections in the Asure Business Plan are not reasonable.

      6.2. AUTHORIZATION. Asure has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by Asure have been duly authorized by all necessary corporate action, other than the approval of this Agreement and consummation of the Merger is subject to the approval of the holders of a majority of the outstanding shares of Asure Common Stock, which are the only consents or approvals of holders of Asure capital stock required for the consummation of the Transactions. Each Transaction Document executed and delivered by Asure as of the date hereof has been duly executed and delivered by Asure and constitutes a valid and binding obligation of Asure, enforceable against Asure in accordance with its terms, and any Transaction Document executed and delivered by Asure after the date hereof will be duly executed and delivered by Asure and will constitute a valid and binding obligation of Asure, enforceable against Asure in accordance with its terms, except as otherwise limited by bankruptcy, insolvency reorganization and other laws affecting creditors rights generally, and except that the remedy of specified performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

      6.3. VALIDITY OF CONTEMPLATED TRANSACTIONS. Except for compliance with (i) the Securities Act and the Exchange Act and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada, neither the execution and delivery by Asure of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) to Asure's knowledge, any Law or Court Order to which Asure is subject, (b) the Charter Documents or bylaws of Asure, (c) any other Contracts to which Asure is a party or by which any of the Asure Assets may be subject, except for Defaults which would not have a Material Adverse Effect.

      6.4. CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of Asure consists of 100,000,000 shares of Asure Common Stock. Of such authorized capital stock, the only issued and outstanding shares on the date hereof are 3,955,685 shares of Asure Common Stock. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Asure. The Asure Disclosure Schedule sets forth, as of the date hereof, as to each option or warrant, the holder, date of grant, exercise price and number of shares subject thereto. All of the issued and outstanding shares of Asure Common Stock are validly issued, fully paid and non-assessable.

      6.5. ENFORCEABILITY OF PREFERRED STOCK PURCHASE AGREEMENT. The Preferred Stock Purchase Agreement constitutes a binding obligation of the Purchaser (as such term is defined in the Preferred Stock Purchase Agreement), enforceable against the Purchaser in accordance with the terms of the Preferred Stock Purchase Agreement, except as otherwise limited by bankruptcy, insolvency reorganization and other laws affecting creditors rights generally, and except that the remedy of specified performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

      6.6. DISCLOSURE DOCUMENT/PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Asure specifically for inclusion in the Disclosure Document will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time of distribution to the Asure Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Asure specifically for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it (or any such amendment or supplement) is mailed to the stockholders of HERZ and at the time of the HERZ Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      6.7. ASURE FINANCIAL STATEMENTS. The audited balance sheet as of August 31, 1999 and related statements of income, cash flows, and stockholder's equity for the period ending August 31, 1999, and the unaudited balance sheet as of February 29, 2000 and the related statements of income, cash flows, and stockholder's equity for the six months ended February 29, 2000, including all related notes and schedules (the "Asure Financial Statements") delivered to HERZ fairly present the consolidated financial position of Asure as at the respective dates thereof and the consolidated results of operations and cash flows of Asure for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of Asure as of August 31, 1999 is referred to as the "Asure Balance Sheet" and the date thereof is referred to as the "Asure Balance Sheet Date."

      6.8. TAXES.

            (a) Asure (i) has filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Time and all such Tax Returns filed were true, correct and complete in all material respects, and (ii) has paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

            (b) Asure has (i) duly paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due, except to the extent that a sufficient reserve for Taxes has been reflected on the Asure Balance Sheet and (ii) provided a sufficient reserve on the Asure Balance Sheet for the payment of all Taxes not yet due and payable.

            (c) No deficiency in respect of any Taxes which has been assessed against Asure remains unpaid, except for Taxes being contested in good faith, and Asure has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against Asure with respect to any Taxes.

            (d) Asure has not extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

            (e) There are no liens for Taxes upon any assets of Asure except for liens for current Taxes not yet due.

            (f) Asure has to its knowledge (i) complied with all material provisions of the Code relating to the withholding and payment of Taxes and (ii) has made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

            (g) Asure is not a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

            (h) Asure is not a party to any agreement relating to the allocating or sharing of the payment of, or liability for, Taxes for any period (or portion thereof).

            (i) To Asure's knowledge, Asure has never been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

      6.9. TITLE TO ASSETS AND RELATED MATTERS. Asure has good and marketable title to its part of the Asure Assets, free from any Encumbrances except (a) any Encumbrance in favor of Asure, (b) items described in any notes to the consolidated financial statements of Asure contained in Asure's Financial Statements, (c) minor matters that would not have a Material Adverse Effect, and
(d) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due.

      6.10. REAL PROPERTY. All material real estate leased by Asure as of the date hereof and used in the operation of the Asure Business are disclosed in the Asure Financial Statements. As of the date hereof, Asure does not own any real property.

      6.11. [Reserved]

      6.12. LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS.

            (a) There is no Litigation that is pending or, to Asure's knowledge, threatened against Asure that would have a Material Adverse Effect. To Asure's knowledge, Asure is and has been in compliance with all applicable Laws, including Environmental Laws and applicable securities laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to Asure, including Environmental Laws, except for any Defaults that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to Asure. Asure has not received any written notice and, to the knowledge of Asure, no other communication has been received to the effect that it is not in compliance with any applicable Laws, and Asure has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws, except to the extent that such failures to comply or violations would not have a Material Adverse Effect.

            (b) To Asure's knowledge, there is no Environmental Condition at any property presently or formerly owned or leased by Asure which is reasonably likely to have a Material Adverse Effect.

            (c) Asure has all Governmental Permits required in connection with the operation of its Business, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect, would not have a Material Adverse Effect. Asure has complied, in all material respects, with all of its Governmental Permits, except where the failure to so comply would not have a Material Adverse Effect.

      6.13. CONTRACTS AND COMMITMENTS. The Asure Disclosure Schedule describes:

            (a) Contracts (excluding letters of intent and agreements in principle) involving Asure in amounts in excess of $100,000.

            (b) All employment, consulting, management, severance or agency Contracts providing for annual payments of at least $100,000 (y) with any executive officers or directors of Asure, or (z) allowing the other party to terminate and receive payment based on the execution of this Agreement and consummation of the Transactions, and (ii) any employment agreements with any Person to whom Asure makes annual salary payments in excess of $100,000.

            (c) All Contracts limiting the freedom of Asure to compete in any line of business, or with any Person, or in any geographic area or market.

Each Contract providing for payments in excess of $100,000 to which Asure is a party (i) is legal, valid, binding and enforceable against Asure except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought, and (ii) Asure, and to Asure's knowledge, any other party, is not in Default under any such Contract, other than in the case of (i) and (ii) above where the failure to be so would not have a Material Adverse Effect.

      6.14. EMPLOYEE RELATIONS. Asure is not (a) a party to, involved in or, to Asure's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and Asure has not experienced any work stoppage during the last three years.

      6.15. ERISA.

            (a) The Asure Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by Asure or under which Asure may be obligated for its employees, directors or independent contractors ("Asure Benefit Plans"). Asure has delivered or made available to HERZ (i) accurate and complete copies of all Asure Benefit Plan documents and of any summary plan descriptions, summary annual reports and insurance contracts relating thereto,
(ii) accurate and complete detailed summaries of all unwritten Asure Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Asure Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all Asure Benefit Plans (for which annual reports are required) prepared within the last two years.

            (b) All Asure Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, the requirements of ERISA, the Code and all other applicable Laws, including applicable Laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Asure Benefit Plans, that could subject Asure to any material penalty or tax imposed under the Code or ERISA.

            (c) Any Asure Benefit Plan that is intended to be qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Asure Benefit Plan.

            (d) (i) Asure has no current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and (ii) neither Asure nor any entity that has been treated as a single employer with Asure under Sections 414(b), (c), (m) or (o) of the Code, has any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code.

            (e) There are no pending or, to the knowledge of Asure, threatened claims by or on behalf of any Asure Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Asure Benefit Plans, alleging any breach of fiduciary duty on the part of Asure or any of the officers, directors or employees of Asure under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To Asure's knowledge, the Asure Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the PBGC. Asure has made all required contributions under the Asure Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

            (f) With respect to any Asure Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (an "Asure Welfare Plan"), (i) each Asure Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to an Asure Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code, and (iii) any Asure Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

            (g) The execution of this Agreement and the performance of the Transactions will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any Asure Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of Asure.

      6.16. PATENTS, TRADEMARKS, ETC. To Asure's knowledge, Asure does not infringe upon or unlawfully or wrongfully use any Intellectual Property owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property owned or claimed by Asure, except for those situations that would not have a Material Adverse Effect. To Asure's knowledge, Asure owns or has valid rights to use all Intellectual Property used in the conduct of its business, or proposed to be used in its business as proposed to be conducted, except where the failure to have valid rights to use such Intellectual Property will not have a Material Adverse Effect, free and clear of all Encumbrances, other than Encumbrances which would not have a Material Adverse Effect.

      6.17. ABSENCE OF CERTAIN CHANGES. Since the Asure Balance Sheet Date, Asure has conducted the Asure Business in the ordinary course, and, as of the date hereof, there has not been:

            (a) any Material Adverse Effect on the Asure Business;

            (b) any distribution or payment declared or made in respect of Asure's capital stock by way of dividends, purchase or redemption of shares or otherwise;

            (c) any increase in the compensation payable or to become payable to any current director or officer of Asure, except for merit and seniority increases for employees made in the ordinary course of business, nor any material change in any existing employment, severance, consulting arrangements or any Asure Benefit Plan;

            (d) any sale, assignment or transfer of any Asure Assets, or any additions to or transactions involving any Asure Assets, other than those made in the ordinary course of business or those solely involving Asure;

            (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by Asure;

            (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

            (g) (i) any creation, or assumption of, any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business
(ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or (iii) any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

            (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

            (i) other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any
(i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or (v) material change in its capitalization; or

            (j) any change in accounting procedure or practice.

      6.18. CORPORATE RECORDS. The minute books of Asure contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

      6.19. FINDER'S FEES. No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of Asure.

      6.20. FINANCING. Asure has received gross proceeds of at least $1,000,000 from the sale of equity or debt securities subsequent to the Asure Balance Sheet Date.

                                   ARTICLE VII
                               REGISTRATION RIGHTS

      7.1. INVESTMENT INTENT. In connection with the Closing, each Asure Shareholder shall execute and deliver to the Merged Company a letter, the form of which is reasonably acceptable to HERZ, which will state that the person acquiring the Merged Company Shares in the Merger is acquiring the Merged Company Shares for investment and not with a view for the distribution of the Merged Company Shares except in compliance with Section 5 of the Securities Act, and such other representations as is reasonably necessary for the issuance of the Merged Company Shares to comply with Rule 506 and Regulation S under the Securities Act.

      7.2. SHELF REGISTRATION. On or prior to the Filing Date, time being of the essence, the Merged Company shall diligently prepare and file with the SEC a "Shelf" Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 or, if Form S-3 is not then available, another appropriate form permitting registration of Registrable Securities for resale by the Holders. The Merged Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and to keep such Registration Statement continuously effective under the Securities Act until the date which is two (2) years after the date of this Agreement or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold pursuant to Rule 144(k) as determined by the counsel to the Merged Company pursuant to a written opinion letter, addressed to the Holders, to such effect (the "Effectiveness Period"); provided, however, that the Merged Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily or negligently takes any action (or fails to take any action) to suspend, delay or withdraw the effectiveness of the Registration Statement under the Securities Act during the Effectiveness Period, unless such action is required under applicable law or the Merged Company has filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective.

      7.3. REGISTRATION PROCEDURES. In connection with the Merged Company's registration obligations hereunder, the Merged Company shall:

            (a) Prepare and file with the SEC within the time period set forth in Section 7.2 a Registration Statement on Form S-3 or, if Form S-3 is not available, another appropriate form permitting registration of Registrable Securities for resale by each Holder in accordance with the method or methods of distribution thereof, and use its best efforts to cause the Registration Statement to become effective and remain effective as provided herein; provided, however that, subject only to such Holder providing to the Merged Company in writing information relating to such Holder as required by law, not less than ten (10) days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Merged Company shall (i) furnish to the Holders copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Majority Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the opinion of the Majority Holders, to conduct a reasonable investigation within the meaning of the Securities Act. The Majority Holders shall have five days after receipt of the Registration Statement or any related Prospectus or any amendment or supplement thereto to comment on or object to the filing of such documents.

            (b) (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the registration of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) Notify the Holders of Registrable Securities to be sold as soon as practicable when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; and with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (i) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) if at any time the Registration Statement becomes stale and is no longer effective; (iv) of the receipt by the Merged Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

            (e) If requested by the Majority Holders (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Majority Holders reasonably request should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Merged Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Merged Company shall not be required to take any action pursuant to this
Section 7.3(e) unless in the opinion of counsel for the Merged Company such action is required by applicable law.

            (f) Furnish to each Holder, upon such Holder's written request, without charge, at least one complete copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested, in writing, by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

            (g) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus forming part of the effective Registration Statement) and each amendment or supplement thereto as such Persons may reasonably request.

            (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the Majority Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for resale under the securities or Blue Sky laws of such jurisdictions within the United States as the Majority Holders request in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Merged Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Merged Company to any tax in any such jurisdiction where it is not then so subject.

            (i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be free of all restrictive legends, except as required by applicable law, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request at least three (3) Business Days prior to any sale of Registrable Securities.

            (j) Upon the occurrence of any event contemplated by Section 7.3(c)(v), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (k) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed or quoted on the securities exchange, market or over-the-counter bulletin board, if any, on which similar securities issued by the Merged Company are then listed or quoted to the extent required by the rules of such exchange, market or other quotation system.

            (l) Make available for inspection by the majority Holders and any representative of the majority Holders, and any attorney or accountant retained by the majority Holders, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Merged Company and its subsidiaries, and cause the officers, directors, agents and employees of the Merged Company and its subsidiaries to supply all information in each case requested by the majority Holders, representative, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by the Merged Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Merged Company and such source is not known by such Person to be bound by a confidentiality agreement with the Merged Company.

            (m) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) commencing on the first (1st) day of the first (1st) fiscal quarter of the Merged Company after the effective date of the Registration Statement.

            (n) At such time as the Registration Statement has been declared effective by the SEC covering the resale of any Registrable Securities, the Merged Company shall cause its legal counsel to deliver to the Transfer Agent an opinion, subject to the holders of any Registrable Securities making such representations and warranties to the merged Company counsel as it may require, certifying that such Registrable Securities may be sold by the Holders pursuant to such Registration Statement with the purchasers thereof receiving share certificates without restrictive legend, which opinion shall remain effective so long as such Registration Statement remains in full force and effect. In the event that, at any time, such Registration Statement ceases to be effective, the Merged Company shall immediately deliver written notice thereof to the Transfer Agent and the Holders stating that the opinion of the Merged Company's legal counsel may no longer be relied upon by the Transfer Agent (unless and until an additional or amended, as applicable, Registration Statement is so declared effective (with respect to the resale of such Registrable Securities)).

      Each Holder covenants and agrees that (i) it will not offer or sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 7.3(g) and notice from the Merged Company that such Registration Statement and any post-effective amendments thereto have become effective and
(ii) each Holder and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

      Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a written notice from the Merged Company of the occurrence of any event of the kind described in Section 7.3(c)(i) through (v), inclusive, such Holder will forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 7.3(j), or until it is advised in writing by the Merged Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

      7.4. [Reserved]

      7.5. REGISTRATION EXPENSES.

            (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Merged Company shall be borne by the Merged Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Stock Market and (B) in compliance with state securities or Blue Sky laws (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the

Majority Holders) (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Merged Company and, (v) fees and disbursements of all independent certified public accountants referred to in
Section 7.3(a)(ii), (vi) Securities Act liability insurance, if the Merged Company so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Merged Company in connection with the consummation of the transactions contemplated by this Article VII. In addition, the Merged Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or market on which similar securities issued by the Merged Company are then listed.

            (b) Notwithstanding anything to the contrary herein, each Holder shall be responsible for the cost of the fees and expenses of its attorneys and accountants and underwriters' discounts, if any.

      7.6. INDEMNIFICATION.

            (a) The Merged Company shall indemnify and hold harmless each Holder, the officers, directors, agents, brokers, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' and expert fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any breach of any warranty or representation contained therein, any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except solely to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Merged Company by or on behalf of such Holder expressly for use therein, which information was relied on by the Merged Company for use therein or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing to the Merged Company by or on behalf of such Holder expressly for use therein. The Merged Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Merged Company is aware in connection with the transactions contemplated by this Agreement.

            (b) In connection with the Registration Statement, each Holder shall furnish to the Merged Company, and it shall be a condition to the Merged Company's obligation to include such Holder's Registrable Securities in the Registration Statement, in writing such information as the Merged Company reasonably requests for use in connection with the Registration Statement or any Prospectus and agrees to indemnify and hold harmless the Merged Company, its directors, officers, agents and employees, each Person who controls the Merged Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of or based solely upon any untrue statement of a material fact contained in the information provided to the Merged Company as provided for hereinabove, and only to the extent, that (i) such untrue statement or omission is contained in any information furnished in writing by such Holder to the Merged Company specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by the Merged Company for use in the Registration Statement or such Prospectus, or (ii) such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was furnished in writing by or on behalf of such Holder to the Merged Company specifically for inclusion in the Registration Statement or such Prospectus and such information was relied upon by the Merged Company for use in the Registration Statement or such Prospectus.

            (c) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (a "Registration Indemnified Party"), such Registration Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Registration Indemnifying Party") in writing, and the Registration Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Registration Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Registration Indemnified Party to give such notice shall not relieve the Registration Indemnifying Party of its obligations or liabilities pursuant to this Article VII, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Registration Indemnifying Party.

      A Registration Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Registration Indemnified Party or Parties unless: (1) the Registration Indemnifying Party has agreed to pay such fees and expenses; or (2) the Registration Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Registration Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Registration Indemnified Party and the Registration Indemnifying Party, and such Registration Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Registration Indemnified Party and the Registration Indemnifying Party (in which case, if such Registration Indemnified Party notifies the Registration Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Registration Indemnifying Party, the Registration Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Registration Indemnifying Party). The Registration Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Registration Indemnifying Party shall, without the prior written consent of the Registration Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Registration Indemnified Party is a party, unless such settlement includes an unconditional release of such Registration Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

      All fees and expenses of the Registration Indemnified Party to which the Registration Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Registration Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Registration Indemnifying Party.

            (d) If a claim for indemnification under Section 7.6(a) or 7.6(b) is unavailable to a Registration Indemnified Party or is insufficient to hold such Registration Indemnified Party harmless for any Losses in respect of which this would apply by its terms (other than by reason of exceptions provided in this Section 7.6(d), then each Registration Indemnifying Party, in lieu of indemnifying such Registration Indemnified Party, shall contribute to the amount paid or payable by such Registration Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Registration Indemnifying Party on the one hand and the Registration Indemnified Party on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Registration Indemnifying Party and Registration Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Registration Indemnifying Party and Registration Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Registration Indemnifying Party or Registration Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7.6(c), any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (e) No Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that any person has otherwise been required to pay by reason of such Holder's untrue or alleged untrue statement or omission or alleged omission.

            (f) The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

      7.7. RULE 144. The Merged Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Merged Company is not required to file such reports, they will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Merged Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Merged Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

                                 ARTICLE VIII
                           COVENANTS OF THE PARTIES

      8.1. PROXY AND DISCLOSURE DOCUMENT. HERZ will prepare and file with the SEC as soon as reasonably practicable after the date hereof a proxy statement to be filed under the Exchange Act by HERZ and to be distributed by HERZ in connection with the HERZ Stockholder Meeting (the "Proxy Statement"). HERZ will prepare as soon as reasonably practicable after the date hereof a disclosure document to be distributed to Asure Shareholders in compliance with Rule 506 promulgated under the Securities Act and applicable Canadian securities laws (the "Disclosure Document"). HERZ shall allow Asure the opportunity to review and comment on the Proxy and Disclosure Document prior to distribution and, as to the Proxy, filing with the SEC. Each Party will furnish to the other Party all information concerning itself and its Subsidiaries as the other Party or its counsel may reasonably request and that is required or customary for inclusion in the Proxy and Disclosure Document.

      8.2. NO SOLICITATION.

            (a) From and after the date hereof until earlier of the Effective Date or the date this Agreement is terminated under Article XVII, HERZ, without the prior written consent of Asure, will not, and will not authorize or permit any of its Subsidiaries or its Party Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, HERZ may at any time prior to the time HERZ's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with any HERZ Company or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning HERZ and its Business and Assets if, and only to the extent that, (i)(x) the third party has first made an Acquisition Proposal that is (as determined in good faith by the HERZ Board of Directors after consultation with its legal and financial advisor) financially superior to the Transactions and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available and the Acquisition Proposal is reasonably capable of consummation in accordance with its terms (as determined in good faith in each case by HERZ's Board of Directors after consultation with its legal and financial advisors) and (y) HERZ's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, HERZ (x) provides prompt notice to Asure to the effect that it is furnishing information to or entering into discussions or negotiations with such Person and (y) receives from such Person an executed confidentiality agreement in reasonably customary form. HERZ shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by HERZ or its Party Representatives with respect to the foregoing. HERZ shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made an Acquisition Proposal, unless such Person has made an Acquisition Proposal meeting the criteria set forth in clause (a)(i)(x) above and HERZ's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law. HERZ shall immediately notify Asure orally (with a prompt written confirmation) of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it and shall provide copies of any such written inquiries, offers or proposals), shall keep Asure informed of the status and details of any such inquiry, offer or proposal (and agrees that any material modification of the terms of an inquiry or proposal shall constitute a new inquiry or proposal), and shall give Asure two (2) Business Days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal (no such agreement, other than a confidentiality agreement as set forth in this Section, to be executed or agreed prior to the termination of this Agreement in accordance with its terms). As used herein, "Acquisition Proposal" shall mean a bona fide proposal or offer (other than by Asure) for a tender or exchange offer, merger, consolidation or other business combination involving HERZ or any Subsidiary thereof, of any proposal to acquire in any manner a substantial equity interest in, or a substantial amount of the assets of, HERZ or any such Subsidiary.

            (b) From and after the date hereof until earlier of the Effective Date or the date this Agreement is terminated under Article XVII, Asure, without the prior written consent of HERZ, will not, and will not authorize or permit any of its Subsidiaries or its Party

Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined above) from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, Asure may at any time prior to the time the Shareholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Asure or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Asure and its Business and Assets if, and only to the extent that, (i)(x) the third party has first made an Acquisition Proposal that is (as determined in good faith by the Asure Board of Directors after consultation with its legal and financial advisor) financially superior to the Transactions and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available and the Acquisition Proposal is reasonably capable of consummation in accordance with its terms (as determined in good faith in each case by Asure's Board of Directors after consultation with its legal and financial advisors) and (y) Asure's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, Asure (x) provides prompt notice to HERZ to the effect that it is furnishing information to or entering into discussions or negotiations with such Person and (y) receives from such Person an executed confidentiality agreement in reasonably customary form. Asure shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Asure or its Party Representatives with respect to the foregoing. Asure shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made an Acquisition Proposal, unless such Person has made an Acquisition Proposal meeting the criteria set forth in clause (a)(i)(x) above and Asure's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law. Asure shall immediately notify HERZ orally (with a prompt written confirmation) of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it and shall provide copies of any such written inquiries, offers or proposals), shall keep HERZ informed of the status and details of any such inquiry, offer or proposal (and agrees that any material modification of the terms of an inquiry or proposal shall constitute a new inquiry or proposal) , and shall give HERZ two (2) Business Days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal (no such agreement, other than a confidentiality agreement as set forth in this Section, to be executed or agreed prior to the termination of this Agreement in accordance with its terms).

      8.3. NOTIFICATION OF CERTAIN MATTERS. Each of HERZ and Asure shall give prompt notice to each other of the following:

            (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect;

            (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

            (c) any facts relating to such Party which would make it necessary or advisable to amend the Proxy Statement or the Disclosure Document in order to make the statements therein not misleading or to comply with applicable Law; provided, however, that the delivery of any notice pursuant to this Section 8.3 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

      8.4.  ACCESS TO INFORMATION.

            (a) From the date hereof to the Effective Time, HERZ and Asure shall, and shall cause its respective Subsidiaries, and its officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel, financial advisors and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

            (b) All information so received from the other Party shall be deemed received pursuant to the confidentiality agreement provisions in the letter of Intent dated May 22, 2000 heretofore executed and delivered by Asure and HERZ (the "Confidentiality Agreement"), and each such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, auditors, counsel, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Confidentiality Agreement with respect to such information. The provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

      8.5. PUBLIC ANNOUNCEMENTS. HERZ and Asure (a) shall use all reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the Transactions shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other and (b) before issuing any press release or otherwise making any public statements with respect to the Transactions, will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except for each of (a) and (b) above as may be required by Law (it being agreed that the Parties hereto are entitled to disclose all requisite information concerning the Transactions in any filings required with the SEC) or the rules and regulations of the Nasdaq Stock Market, Inc.

      8.6. COOPERATION. Upon the terms and subject to the conditions hereof, each of the Parties shall use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate as promptly as practicable the Transactions and shall use its commercially reasonable efforts to obtain all HERZ Required Consents and Asure Required Consents, and to effect all necessary filings under the Securities Act and the Exchange Act. Without limiting the generality of the foregoing, each Party shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to fulfill the conditions herein to the extent that the fulfillment thereof is within a Party's control.

      8.7. REORGANIZATION. From and after the date hereof and until the Effective Time, neither HERZ or Asure, nor any of their respective Subsidiaries shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

      8.8. EXPENSES.

            (a) Except as otherwise provided in Section 8.8(b), (i) HERZ shall pay all of the legal, accounting and other expenses incurred by any HERZ Company in connection with the Transactions, including fees of HERZ's transfer agent, fees of the Exchange Agent and SEC filing fees and printing and mailing costs payable with respect to the Proxy Statement and the Disclosure Document, (ii) Asure shall pay all of the legal, accounting and other expenses incurred by Asure in connection with the Transactions, and (iii) Controlling Stockholder shall pay all of the legal, accounting and other expenses incurred by Controlling Stockholder in connection with the Transactions.

            (b) To cover a portion of HERZ's expenses of this transaction, Asure shall pay HERZ (i) $75,000 for HERZ's professional fees for the cost of the Transactions, payable as follows: $25,000 on the Execution Date and $50,000 on the earlier of (X) the date HERZ files with the SEC amendments and responses to the first round of SEC's comments to the registration statement (to be filed in accordance with the Preferred Stock Purchase Agreement) and the Proxy Statement or (Y) notice from the SEC that such registration statement and Proxy Statement will not be reviewed, (ii) the incremental costs of the financial printer for the costs of a registration statement in the event that the registration statement to be filed with the SEC in accordance with the Preferred Stock Purchase Agreement may not be filed on SEC Form S-3, payable to the financial printer when due, (iii) one-half (but not more than $25,000) of the costs of Goldstein, Golub & Kessler for their accounting services for this Transaction, and (iv) the cost of the fairness opinion under Section 12.2. If this Agreement is terminated by Asure pursuant to Section 17.1(d) or (k) or by HERZ pursuant to
Section 17.1(f) or (h), then HERZ shall pay Asure, in addition to any liquidated damages under Section 17.2, the amount paid by Asure under this Section 8.8(b) within thirty (30) days of the termination of the Merger Agreement.

                                  ARTICLE IX
                              COVENANTS OF HERZ

      9.1. OPERATION OF THE BUSINESS. Except as contemplated by this Agreement or as expressly agreed to in writing by Asure, during the period from the date of this Agreement to the Effective Time, HERZ and its Subsidiaries will conduct their operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice, and will take no action which would materially adversely affect their ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or except as disclosed in the HERZ Disclosure Schedule, prior to the Effective Time, neither HERZ nor any of its Subsidiaries will, without the prior written consent of Asure:

            (a) amend its Charter Documents or bylaws (or similar organizational documents);

            (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities, other than pursuant to and in accordance with the terms of any existing HERZ options or warrants listed on the HERZ Disclosure Schedule;

            (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its or its Subsidiaries' securities or modify any of the terms of any such securities;

            (d) (i) create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business, or with respect to its Wholly-Owned Subsidiaries in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries in the ordinary course of business or as otherwise may be contractually required and disclosed in the HERZ Disclosure Schedule; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

            (e) (i) amend any HERZ Benefit Plan or (ii) except in the ordinary course of business consistent with usual practice or established policy (a) increase in any manner the rate of compensation of any of its directors, officers or other employees everywhere, except for increases in the ordinary course of business; (b) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing HERZ Benefit Plans disclosed in the HERZ Disclosure Schedule or in the ordinary course of business; or (c) amend, terminate or enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of its directors, officers or other employees;

            (f) enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

            (g) other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities,
(iii) disposition or Encumbrance of a material amount of assets or securities,
(iv) merger or consolidation or (v) material change in its capitalization;

            (h)   change any material accounting or Tax procedure or practice;

            (i) take any action the taking of which, or knowingly omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

            (j) compromise, settle or otherwise modify any material claim or litigation not identified in the HERZ Disclosure Schedule; or

            (k) commit or agree to do any of the foregoing.

      9.2. HERZ STOCKHOLDER MEETING. HERZ shall cause a meeting of its stockholders (the "HERZ Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on (a) the issuance of the Merged Company Shares and the change in control as provided by this Agreement and the other Transactions as required under the rules of the Nasdaq SmallCap Market, (b) the amendment to HERZ's Charter Documents to (X) effectuate the change of HERZ's name to such name as designated by Asure effective at the Effective Time as required by the DGCL, (Y) adopt blank check preferred stock sufficient to comply with the Preferred Stock Purchase Agreement, and (Z) increase the authorized HERZ Common Stock to 50,000,000 shares, and (c) the adoption of a stock option plan reasonably acceptable to HERZ and Asure, or increase the number of shares of HERZ Common Stock reserved under HERZ's current stock option plan by 1,500,000 shares. Subject to their fiduciary duties, the directors of HERZ shall recommend such adoption of this Agreement and the Merger by HERZ's stockholders and the other matters to be voted upon. In connection with such meeting, HERZ (a) will mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting, (b) will use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions, and (c) will otherwise comply with all legal requirements applicable to such meeting. On the Execution Date, Controlling Stockholder and I. Marilyn Hertz shall deliver to Carter irrevocable proxies to vote all voting shares held by them of record or by agreement with respect to the proposals set forth above.

      9.3. MAINTENANCE OF THE ASSETS. HERZ shall, and shall cause each other HERZ Company to, use its reasonable best efforts to continue to maintain and service the HERZ Assets consistent with past practice. HERZ shall not, and shall cause each other HERZ Company not to, directly or indirectly, sell or encumber all or any part of the HERZ Assets, other than sales in the ordinary course of business or sales to or Encumbrances in favor of any other HERZ Company, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

      9.4. EMPLOYEES AND BUSINESS RELATIONS. HERZ shall, and shall cause each other HERZ Company to, use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

      9.5. EXPENSES. Subject to Section 8.8, HERZ shall pay all of the legal, accounting and other expenses incurred by any HERZ Company in connection with the Transactions.

      9.6. CERTAIN TAX MATTERS. From the date hereof until the Effective Time,
(a) HERZ and each of its Subsidiaries will prepare and file, in the manner required by applicable Law, all Tax Returns (the "Post-Signing Returns") required to be filed under applicable Law; (b) HERZ and each of its Subsidiaries will timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (c) HERZ and each of its Subsidiaries will make provision for all Taxes payable by HERZ and/or any such Subsidiary under applicable Law for which no Post-Signing Return is due prior to the Effective Time; and (d) HERZ will promptly notify Asure in writing of any action, suit, proceeding, claim or audit pending against or with respect to HERZ or any of its Subsidiaries in respect of any Tax that is not disclosed on the HERZ Disclosure Schedule.

      9.7. MAINTENANCE OF LISTING. HERZ will use its best efforts to maintain the listing of HERZ Common Stock on the Nasdaq Small Cap Market and to keep current its filings with the SEC as required under Section 13 of the Exchange Act. HERZ shall immediately notify Asure of, and provide Asure a copy of, any notice or correspondence from the Nasdaq Stock Market Inc.

      9.8. STATE ANTI-TAKEOVER LAW. If any "business combination," "moratorium," "control share," "fair price," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation under the DGCL (i) prohibits or restricts HERZ's ability to perform its obligations under this Agreement or any party's ability to consummate the Merger or the other transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, then HERZ shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

                                  ARTICLE X
                              COVENANTS OF ASURE

      10.1. OPERATION OF THE BUSINESS. Except as contemplated by this Agreement or as expressly agreed to in writing by HERZ, during the period from the date of this Agreement to the Effective Time, Asure will conduct its operations only in the ordinary course of business consistent with the Business Plan and sound financial, operational and regulatory practice, and will take no action which would materially adversely affect its ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or except as disclosed in the Asure Disclosure Schedule, prior to the Effective Time, Asure will not, without the prior written consent of HERZ:

            (a) amend its Charter Documents or bylaws (or similar organizational documents);

            (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities, other than pursuant to and in accordance with the terms of any Existing Options or Asure Warrants listed on the Asure Disclosure Schedule;

            (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its securities or modify any of the terms of any such securities;

            (d) (i) create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or as otherwise may be contractually required and disclosed in the Asure Disclosure Schedule; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

            (e) (i) amend any Asure Benefit Plan or (ii) except in the ordinary course of business consistent with usual practice or established policy (a) increase in any manner the rate of compensation of any of its directors, officers or other employees everywhere, except for increases in the ordinary course of business; (b) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing Asure Benefit Plans disclosed in the Asure Disclosure Schedule or in the ordinary course of business; or (c) amend, terminate or enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of its directors, officers or other employees;

            (f) enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

            (g) other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities,
(iii) disposition or Encumbrance of a material amount of assets or securities,
(iv) merger or consolidation or (v) material change in its capitalization;

            (h)   change any material accounting or Tax procedure or practice;

            (i) take any action the taking of which, or knowingly omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

            (j) compromise, settle or otherwise modify any material claim or litigation not identified in the Asure Disclosure Schedule; or

            (k) commit or agree to do any of the foregoing.

      10.2. ASURE SHAREHOLDER MEETING. Asure shall cause a meeting of the Asure Shareholders (the "Asure Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the Merger as required by the NGCL. Subject to their fiduciary duties, the directors of Asure shall recommend such adoption of this Agreement and the Merger by Asure's stockholders. In connection with such meeting, Asure
(a) will mail to its stockholders as promptly as practicable all required materials for such meeting, (b) will use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions, and (c) will otherwise comply with all legal requirements applicable to such meeting.

      10.3. MAINTENANCE OF THE ASSETS. Asure shall use its reasonable best efforts to continue to maintain and service the Asure Assets consistent with past practice. Asure shall not directly or indirectly, sell or encumber all or any part of the Asure Assets, other than sales in the ordinary course of business or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

      10.4. EMPLOYEES AND BUSINESS RELATIONS. Asure shall use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

      10.5. EXPENSES. Subject to Section 8.8, Asure shall pay all of the legal, accounting and other expenses incurred by Asure in connection with the Transactions.

      10.6. CERTAIN TAX MATTERS. From the date hereof until the Effective Time,
(a) Asure will prepare and file, in the manner required by applicable Law, all Post-Signing Returns required to be filed under applicable Law; (b) Asure will timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (c) Asure will make provision for all Taxes payable by Asure under applicable Law for which no Post-Signing Return is due prior to the Effective Time; and (d) Asure will promptly notify HERZ in writing of any action, suit, proceeding, claim or audit pending against or with respect to Asure in respect of any Tax that is not disclosed on the Asure Disclosure Schedule.

      10.7. STATE ANTI-TAKEOVER LAW. If any "business combination," "moratorium," "control share," "fair price," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation under the NGCL (i) prohibits or restricts Asure's ability to perform its obligations under this Agreement or any party's ability to consummate the Asure Merger or the other transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof or thereof, then Asure shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

                                  ARTICLE XI
                            POST-CLOSING COVENANTS

      11.1. APPOINTMENT TO THE BOARD OF DIRECTORS OF THE MERGED
COMPANY. At the Effective Time, the size of the Merged Company Board of Directors shall be as designated by Asure prior to the Effective Date and the Merged Company Board of Directors shall be as designated by Asure prior to the Effective Date.

      11.2 [Reserved]

      11.3. INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE. For a period of two (2) years after the Effective Time, the Merged Company shall (a) maintain in effect the current provisions regarding indemnification of officers and directors contained in the Charter Documents and bylaws of HERZ, and (b) indemnify the directors and officers of HERZ to the fullest extent to which HERZ is permitted to indemnify such officers and directors under its Charter Documents and bylaws and applicable Law as in effect immediately prior to the Effective Time. The Merged Company shall obtain $2,000,000 coverage directors' and officers' liability insurance and fiduciary liability tail insurance policy with respect to claims arising from facts or events which occurred on or before the Effective Time.

                                 ARTICLE XII
              CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES

      The respective obligations of each Party to consummate the Merger and the other Transactions shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

      12.1. LEGALITY. All required governmental approvals shall have been obtained and any applicable waiting periods, shall have expired. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental entity that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger and no legal action shall be pending or threatened which is reasonably likely to have a Material Adverse Effect on Party.

      12.2. FAIRNESS OPINION. An investment banking firm reasonably acceptable to HERZ will have delivered to HERZ's Board of Directors its opinion reasonably satisfactory to HERZ's Board of Directors to the effect that on the date of the opinion the Merger and the other Transactions contemplated herein, as a whole, is fair from a financial point of view to the HERZ Stockholders.

      12.3. APPROVAL BY ASURE SHAREHOLDERS AND HERZ STOCKHOLDERS. This Agreement shall have been approved and adopted by the stockholders of HERZ in accordance with the DGCL and its Charter Documents, and by the stockholders of Asure in accordance with the NGCL and its Charter Documents.

                                 ARTICLE XIII
             CONDITIONS CONCURRENT TO OBLIGATIONS OF ALL PARTIES

      The respective obligations of each Party to consummate the Merger and the Transactions shall be subject to the fulfillment, concurrent with the Closing, of each of the following conditions:

      13.1. STOCK REDEMPTION AGREEMENT. The parties to the Stock Redemption Agreement shall have performed or complied in all material respects with all agreements, conditions and covenants required by the Stock Redemption Agreement to be performed or complied with by them on or before the Effective Time and the closing of the transactions contemplated by the Stock Redemption Agreement shall be simultaneous with the Closing.

      13.2. PREFERRED STOCK PURCHASE AGREEMENT. The parties to the Preferred Stock Purchase Agreement shall have performed or complied in all material respects with all agreements, conditions and covenants required by the Preferred Stock Purchase Agreement to be performed or complied with by them on or before the Effective Time and the closing of the transactions contemplated by the Preferred Stock Purchase Agreement shall be simultaneous with the Closing.

      13.3. CONTROLLING STOCKHOLDER EMPLOYMENT AGREEMENT. Controlling Stockholder and Hergo Ergonomic Support System, Inc. shall have entered into the Controlling Stockholder Employment Agreement as contemplated by Section 3.3.

      13.4. GOLDSAMMLER EMPLOYMENT AGREEMENT. Barry Goldsammler and the Merged Company shall have entered into Goldsammler the Employment Agreement as contemplated by Section 3.4.

      13.5. CONTROLLING STOCKHOLDER CONSULTING AGREEMENT. Controlling Stockholder and the Merged Company shall have entered into the Controlling Stockholder Consulting Agreement as contemplated by Section 3.5.

      13.6. MARILYN HERTZ EMPLOYMENT AGREEMENT. I. Marilyn Hertz and Hergo Ergonomic Support System, Inc. shall have entered into the Marilyn Hertz Employment Agreement as contemplated by Section 3.6.

                                 ARTICLE XIV
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF ASURE

      The obligations of Asure to consummate the Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

      14.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the HERZ Parties contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date.

      14.2. AGREEMENTS, CONDITIONS AND COVENANTS. The HERZ Parties and Controlling Stockholder shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

      14.3. CERTIFICATES. Asure shall have received a certificate of an executive officer of HERZ to the effect set forth in Sections 14.1, 14.2 and 14.5, respectively.

      14.4. REQUIRED CONSENTS. HERZ sure shall have obtained all consents ("HERZ Required Consents") from third parties the absence of which would result in a Material Adverse Effect on the HERZ Companies.

      14.5. MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect on HERZ or the HERZ Companies taken as a whole.

      14.6. ANCILLARY DOCUMENTS. Each HERZ Party and Controlling Stockholder shall have tendered executed copies of the respective Transaction Documents to which it is intended to be a party.

      14.7. BOARD RECOMMENDATION. The Board of Directors of HERZ will have (a) approved and adopted this Agreement, including the Merger and the other Transactions, and determined that the Merger is fair to the stockholders of HERZ, and (b) subject to fiduciary obligations of the HERZ Board of Directors, resolved to recommend approval and adoption of this Agreement, including the Merger and the other Transactions, by the HERZ Stockholders.

      14.8. RELEASES FROM HERZ BOARD. Each of the members of the Board of Directors of HERZ (including the Controlling Stockholder and I. Marilyn Hertz whether or not a director at the Closing) shall have delivered to Asure (i) such director's resignation as a director of HERZ, (ii) such director's resignation as an officer of HERZ, if applicable, (iii) release of HERZ from any obligation under any employment or consulting agreement with such director, and (iv) release of HERZ from any other obligation of HERZ to such director, except (x) any stock option such director may be granted and listed on the HERZ Disclosure Schedule, and (y) any rights such director has under Section 11.3.

      14.9. LEGAL OPINION. Asure shall have received an opinion of counsel, reasonably acceptable to Asure, it being understood that Raice Paykin Kreig & Schrader, LLP and David Thomas, Esq. are acceptable to Asure, that:

            (a) Each of the HERZ Companies is a corporation, duly chartered, validly existing and in good standing under the laws of it state of incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the HERZ Companies is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate have a Material Adverse Effect.

            (b) Each of the HERZ Companies has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Merger Agreement and to otherwise carry out their respective obligations thereunder. The execution and delivery of the Merger Agreement by the HERZ Companies and the consummation by them of the transactions contemplated thereby, including the issuance of the shares thereunder have been duly authorized by all necessary action on the part of each of the HERZ Companies, including without limitation approval by the shareholders of each of the HERZ Companies if required by applicable Law. The Merger Agreement has been duly executed and delivered by the HERZ Companies and constitutes the valid and binding obligation of the HERZ Companies enforceable against the HERZ Companies in accordance with its terms.

            (c) The shares of HERZ to be issued to the shareholders of Asure pursuant to the Merger, have been duly authorized, and assuming without independent investigation that the shares of capital stock of Asure outstanding on the date of effectiveness of the Merger are duly authorized, validly issued, fully paid and nonassessable, when (a) the Merger has become effective and (b) the shares of capital stock of Asure have been duly delivered pursuant to the terms of the Merger Agreement, such shares of HERZ will be validly issued, fully paid and non-assessable.

            (d) No shares of the capital stock of HERZ are entitled to preemptive or similar rights. There are no outstanding options, warrants, script rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock, or contracts, commitments, understandings, or arrangements by which HERZ is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock.

            (e) Except for the Certificate of Merger to be filed with the Nevada and Delaware Secretaries of State, there is no need to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other U.S. governmental authority or other person in connection with the execution, delivery and performance by the HERZ Companies of the Merger Agreement or the issuance of the shares thereunder.

            (f) The issuance and sale of the Merged Company Shares is exempt from registration under Section 5 of the Securities Act pursuant to Rule 506 and Rule 903 promulgated under the Securities Act.

            (g) The execution, delivery and performance of and compliance with the terms of the Merger Agreement do not violate any provision of either HERZ Company's Charter Documents, their Bylaws or, to our knowledge, any provision of applicable law. The execution, delivery and performance of and compliance with the Merger Agreement has not resulted and will not result in any violation of, or constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), any contract, agreement, instrument, judgment or decree binding upon either of the HERZ Companies and known to us which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the HERZ Companies. To our knowledge the business of the HERZ Companies is not being conducted in violation of any law, ordinance or regulation of any governmental authority the result of which would have a material adverse effect on the business of the HERZ Companies.

      14.10. EMPLOYMENT AGREEMENT RELEASES. Asure shall have received termination agreements and releases of the Merged Company reasonably acceptable to Asure from each person who (i) has an employment agreement with HERZ, or (ii) who has an employment agreement with any HERZ Subsidiary that is guaranteed by HERZ.

                                  ARTICLE XV
           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE HERZ PARTIES

      The obligations of the HERZ Parties to consummate the Merger and the Transactions and the obligations of the HERZ Parties to consummate the Asure Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

      15.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Asure contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date.

      15.2. AGREEMENTS, CONDITIONS AND COVENANTS. Asure shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time. Asure shall provide the written consent of Asure's independent accountant's reports in the Asure Financial Statements, if necessary under the Securities Act or Exchange Act.

      15.3. CERTIFICATES. HERZ shall have received a certificate of an executive officer of Asure to the effect set forth in Sections 15.1, 15.2 and 15.5, respectively.

      15.4. REQUIRED CONSENTS. Asure shall have obtained all consents ("Asure Required Consents") from third parties the absence of which would result in a Material Adverse Effect on Asure.

      15.5. MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect on Asure.

      15.6. ANCILLARY DOCUMENTS. Asure shall have tendered executed copies of the Transaction Documents to which it is intended to be a party.

      15.7. BOARD RECOMMENDATION. The Board of Directors of Asure will have (a) approved and adopted this Agreement, including the Merger and the other Transactions, and determined that the Merger is fair to the shareholders of Asure and (b) subject to fiduciary obligations of the Asure Board of Directors, resolved to recommend approval and adoption of this Agreement, including the Merger and the other Transactions, by the Asure Shareholders.

      15.8. LEGAL OPINION. HERZ shall have received an opinion of counsel, reasonably acceptable to HERZ, it being understood that Kaplan Gottbetter & Levenson, LLP is acceptable to HERZ (and in rendering the opinion in (f) below, counsel may rely solely or in part on the opinions of Jeffrey A. Nichols, Esq., as to United States Law and John H. Frank, Barrister and Solicitor, as to Canadian Law, subject to the qualifications, limitations, and exceptions set forth therein), that:

            (a) Asure is a corporation, duly chartered, validly existing and in good standing under the laws of its state of incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Asure is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not individually or in the aggregate have a Material Adverse Effect.

            (b) Asure has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Merger Agreement and to otherwise carry out their respective obligations thereunder. The execution and delivery of the Merger Agreement by Asure and the consummation by them of the transactions contemplated thereby, including the issuance of the shares thereunder have been duly authorized by all necessary action on the part of each of Asure, including without limitation approval by the shareholders of Asure if required by applicable Law. The Merger Agreement has been duly executed and delivered by Asure and constitutes the valid and binding obligation of Asure enforceable against Asure in accordance with its terms.

            (c) No shares of the capital stock of Asure are entitled to preemptive or similar rights. There are no outstanding options, warrants, script rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock, or contracts, commitments, understandings, or arrangements by which Asure is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock.

            (d) Except for the Certificate of Merger to be filed with the Delaware and Nevada Secretaries of State, there is no need to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other U.S. governmental authority or other person in connection with the execution, delivery and performance by Asure of the

Merger Agreement or the issuance of the shares thereunder.

            (e) The execution, delivery and performance of and compliance with the terms of the Merger Agreement do not violate any provision of Asure's Charter Documents, their Bylaws or, to our knowledge, any provision of applicable law. The execution, delivery and performance of and compliance with the Merger Agreement has not resulted and will not result in any violation of, or constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), any contract, agreement, instrument, judgment or decree binding upon either of Asure and known to us which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of Asure. To our knowledge the business of Asure is not being conducted in violation of any law, ordinance or regulation of any governmental authority the result of which would have a material adverse effect on the business of Asure.

            (f) No Asure Shareholder has a right of rescission under United States or Canadian Law with respect to such Asure Shareholder's purchase of Asure Common Stock from Asure.

      15.9. BUSINESS OPERATIONS. Asure shall, on or before the Effective Date, have:

            (i) executed a definitive agreement for insurance from Lloyd's Of London by Hiscox Syndicate for catastrophic losses with respect to professional liability and cyber liability;

            (ii) launched Asure's web site and demonstrated its ability to substantially carry out the function as described in the Asure Business Plan;

            (iii) entered into a contract with a substantial client with multiple merchants;

            (iv) executed a definitive agreement with IBM to design the computer system necessary to operate a high volume of the proposed business;

            (v) presented a thorough articulation of the functional requirements and a systems architecture to support Asure's web enabled application that will feature the necessary application logic to support Asure's proposed services (such as the online purchase of services);

            (vi) appoint two or more of the following permanent management positions and demonstrate the appointee's ability and experience commensurate with the respective assignment in a public company: CEO, CFO, VP Sales/Marketing and CIO; and

            (vii) provide marketing and sales literature regarding the Asure Business including a marketing brochure.

                                 ARTICLE XVI
                               INDEMNIFICATION

      16.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the provisions of this Agreement will survive the Closing indefinitely notwithstanding any investigation at any time made by or on behalf of any party hereto provided that the representations and warranties set forth in Articles V and VI and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire on the date one hundred eighty (180) days after the Effective Date. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article XVI on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article XVI to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that, in the case of each representation and warranty that will terminate and expire as provided in this Section 16.1, no claim presented in writing for indemnification pursuant to this Article XVI on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

      16.2. INDEMNIFICATION OF ASURE INDEMNIFIED PARTIES.

            (a) HERZ covenants and agrees that it will indemnify each Asure Indemnified Party against, and hold each Asure Indemnified Party harmless from and in respect of, all damage claims that arise from, are based on, arise out of, or are attributable to (i) any breach of the representations and warranties of the HERZ Companies or in certificates delivered in connection herewith; (ii) the nonfulfillment of any covenant or agreement on the part of the HERZ Companies under this Agreement to be performed prior to the Closing or (iii) any liability under the Securities Act, the Exchange Act or other applicable Law which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to HERZ and its Subsidiaries, or any of them, which is provided to Asure or its counsel in writing by the HERZ or (B) any omission or alleged omission to state therein a material fact relating to HERZ and its Subsidiaries, or any of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to Asure or its counsel by HERZ after a written request therefor (each damage claim described in Section 16.2(a) or (b) being an "Asure Indemnified Loss"). Once the occurrence of a breach of any representations or warranties has been established, Damages shall be calculated without regard to whether such breach caused a Material Adverse Effect. This Section 16.2(a) terminates on the Effective Date.

            (b) Controlling Stockholder covenants and agrees that he will indemnify each Asure Indemnified Party against, and hold each Asure Indemnified Party harmless from and in respect of, all damage claims that arise from, are based on, arise out of, or are attributable to (i) any breach of the representations and warranties of the HERZ Companies or in certificates delivered in connection herewith; (ii) the nonfulfillment of any covenant or agreement on the part of the HERZ Companies under this Agreement to be performed prior to the Closing or (iii) any liability under the Securities Act, the Exchange Act or other applicable Law which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to HERZ and its Subsidiaries, or any of them, which is provided to Asure or its counsel in writing by the HERZ or (B) any omission or alleged omission to state therein a material fact relating to HERZ and its Subsidiaries, or any of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to Asure or its counsel by HERZ after a written request therefor; provided, however, that, indemnification shall be available under this Section 16.2(b) only to the extent that Controlling Stockholder had knowledge that such representation or warranty was not true and correct at the Execution Date or the Closing Date. Once the occurrence of a breach of any representations or warranties has been established, Damages shall be calculated without regard to whether such breach caused a Material Adverse Effect. Controlling Stockholder shall have no right of subrogation against the Merged Company for any indemnity claim under this Section 16.2(b). This Section 16.2(b) is effective on the Effective Date.

      16.3. INDEMNIFICATION OF HERZ STOCKHOLDERS.

            (a) Asure covenants and agrees that it will indemnify each HERZ Shareholder Indemnified Party against, and hold each HERZ Shareholder Indemnified Party harmless from and in respect of, all claims that arise from, are based on or are attributable to (i) any breach by Asure of its representations and warranties set forth herein or in Asure's certificates delivered to the Company or the Stockholders in connection herewith; or (ii) the nonfulfillment of any covenant or agreement on the part of Asure under this Agreement to be performed prior to the Closing (each damage claim described in Section 16.3(a) or (b) being a "HERZ Stockholder Indemnified Loss"). Once the occurrence of a breach of any representations or warranties has been established, Damages shall be calculated without regard to whether such breach caused a Material Adverse Effect.

            (b) Carter covenants and agrees that he will indemnify each HERZ Shareholder Indemnified Party against, and hold each HERZ Shareholder Indemnified Party harmless from and in respect of, all damage claims that arise from, are based on, arise out of, or are attributable to (i) any breach of the representations and warranties of Asure or in Asure's certificates delivered in connection herewith; provided, however, that, indemnification shall be available under this Section 16.3(b) only to the extent that Carter had knowledge that such representation or warranty was not true and correct at the Execution Date or the Closing Date; or (ii) the nonfulfillment of any covenant or agreement on the part of Asure under this Agreement to be performed prior to the Closing. Once the occurrence of a breach of any representations or warranties has been established, Damages shall be calculated without regard to whether such breach caused a Material Adverse Effect. This Section 16.3(b) is effective on the Effective Date.

      16.4. CONDITIONS OF INDEMNIFICATION.

            (a) All claims for indemnification under this Agreement (except
Article VII) shall be asserted and resolved as follows in this Section 16.4. The provisions of Article XVI shall be the sole manner by which the Indemnified Party shall assert any claim against the Indemnifying Party that does not involve a Third Party Claim, including without limitation any claim for breach of this Agreement.

            (b) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 16.1, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XVI with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

            (c) If the Indemnifying Party does not dispute its potential liability to the

Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 16.4(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession, subject to a confidentiality agreement, with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that (i) purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party, (ii) involves a guilty plea to any crime or
(iii) involves a fine or penalty, whether or not paid by the Indemnifying Party, without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 16.4(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party (provided that such expenses are reasonable), and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

            (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article XVI, (B) elects not to defend the Indemnified Party pursuant to Section 16.4(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 16.4(c) or (ii) elects to defend the Indemnified Party pursuant to Section 16.4(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (provided that such expenses are reasonable) (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XVI and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 16.4 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 16.4(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

            (e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

            (f) Payments of all amounts owing by an Indemnifying Party pursuant to this Article XVI relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to
Section 16.4(e) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

      16.5. REMEDIES NOT EXCLUSIVE. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

      16.6. LIMITATIONS ON INDEMNIFICATION.

            (a) Notwithstanding the provisions of Section 16.2(b), Controlling Stockholder shall not be required to indemnify or hold harmless any of the Asure Indemnified Parties on account of any Asure Indemnified Loss under Section 16.2(b) for the first $200,000 of Asure Indemnified Losses under Section 16.2(b); provided, however, that the foregoing $200,000 deductible shall not apply to any Asure Indemnified Loss for a breach of any representation or warranty concerning Environmental Laws or Environmental Condition. The aggregate liability of Controlling Stockholder under this Article XVI shall not exceed the Controlling Stockholder Market Value For purposes of determining the amount of Asure Indemnified Losses, no effect will be given to any resulting Tax benefit to any Asure Indemnified Party.


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

            (b) Notwithstanding the provisions of Section 16.3(a) or (b), neither Asure or Carter shall be required to indemnify or hold harmless any of the HERZ Stockholder Indemnified Parties on account of any HERZ Stockholder Indemnified Loss under Section 16.3 for the first $200,000 of HERZ Shareholder Indemnified Losses under Section 16.3; provided, however, that the foregoing $200,000 deductible shall not apply to any Asure Indemnified Loss for a breach of any representation or warranty concerning Environmental Laws or Environmental Condition. The aggregate liability of Carter under this Article XVI shall not exceed the Carter Market Value. For purposes of determining the amount of HERZ Stockholder Indemnified Losses, no effect will be given to any resulting Tax benefit to any HERZ Stockholder Indemnified Party.

            (c) Controlling Stockholder may pay any amount otherwise due under this Article XVI by delivering to the Asure Indemnified Party the number of shares of Merged Company Common Stock with the market value of Merged Company Common Stock equal to the amount owed based on the closing bid price on the trading day immediately prior the payment date.

            (d) Carter may pay any amount otherwise due under this Article XVI by delivering to the HERZ Stockholder Indemnified Party the number of shares of Merged Company Common Stock with the market value of Merged Company Common Stock equal to the amount owed based on the closing bid price on the trading day immediately prior the payment date.

                                 ARTICLE XVII
                                 TERMINATION

      17.1. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Boards of Directors of the Parties:

            (a) By mutual written consent of each of HERZ and Asure;

            (b) By HERZ or Asure if the Merger shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 17.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

            (c) By HERZ or Asure if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the Parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

            (d) By Asure if HERZ shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by HERZ shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to HERZ's obligations to consummate the transactions contemplated hereby;

            (e) By HERZ if Asure shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to Asure's obligations to


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consummate the transactions contemplated hereby;

            (f) By HERZ if at the HERZ Stockholder Meeting (including any adjournment thereof) this Agreement and the Merger shall fail to be approved and adopted by the affirmative vote of the stockholders of HERZ as required under the DGCL;

            (g) By Asure if at the Asure Shareholder Meeting (including any adjournment thereof) this Agreement and the Merger shall fail to be approved and adopted by the affirmative vote of the stockholders of Asure as required under the NGCL;

            (h) By HERZ, prior to the approval of this Agreement by the stockholders of HERZ, upon five days notice to Asure, if, as a result of an Acquisition Proposal received by HERZ from a Person other than a Party to this Agreement or any of its Affiliates, the Board of Directors of HERZ determines in good faith that its fiduciary obligations under applicable Law require that such Acquisition Proposal be accepted; provided, however, that (i) immediately following such termination HERZ executes with such third party a definitive agreement to implement such Acquisition Proposal, (ii) the Board of Directors of HERZ shall have concluded in good faith, after considering applicable provisions of applicable Law and after giving effect to all concessions which may be offered by Asure pursuant to clause (iii) below, on the basis of advice of counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, and (iii) prior to any such termination, (x) HERZ shall have provided Asure with five days' notice of the terms of the proposal and otherwise complied with Section 8.2(a) hereof (including making the finding contemplated by Section 8.2(a)(x) hereof) and (y) HERZ shall, and shall cause its financial and legal advisors to, negotiate with Asure to make such adjustments in the terms and conditions of this Agreement as would enable HERZ to proceed with the Transactions;

            (i) By Asure, prior to the approval of this Agreement by the stockholders of Asure, upon five days notice to HERZ, if, as a result of an Acquisition Proposal received by Asure from a Person other than a Party to this Agreement or any of its Affiliates, the Board of Directors of Asure determines in good faith that its fiduciary obligations under applicable Law require that such Acquisition Proposal be accepted; provided, however, that (i) immediately following such termination Asure executes with such third party a definitive agreement to implement such Acquisition Proposal, (ii) the Board of Directors of Asure shall have concluded in good faith, after considering applicable provisions of applicable Law and after giving effect to all concessions which may be offered by HERZ pursuant to clause (iii) below, on the basis of advice of counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, and (iii) prior to any such termination, (x) Asure shall have provided HERZ with five days' notice of the terms of the proposal and otherwise complied with Section 8.2(b) hereof (including making the finding contemplated by Section 8.2(b)(i)(x) hereof) and (y) Asure shall, and shall cause its financial and legal advisors to, negotiate with HERZ to make such adjustments in the terms and conditions of this Agreement as would enable Asure to proceed with the Transactions.

            (j) By HERZ if the Board of Directors of Asure shall withdraw, modify or


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change its recommendation of this Agreement or the Merger or shall have failed to reaffirm its recommendation within five Business Days of HERZ's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal.

            (k) By Asure if the Board of Directors of HERZ shall withdraw, modify or change its recommendation of this Agreement or the Merger or shall have failed to reaffirm its recommendation within five Business Days of Asure's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal.

      17.2. EFFECT OF TERMINATION.

            (a) If this Agreement is terminated pursuant to Section 17.1(a), (b) or (c), this Agreement shall be terminated and there shall be no liability on the part of any of the Parties; notwithstanding the foregoing, nothing herein shall relieve any Party from liability for any willful breach hereof; provided that the provisions of Sections 8.4(b), 8.8, 9.5, 10.5 and this Section 17.2 shall survive the termination hereof.

            (b) If this Agreement is terminated by Asure pursuant to Section 17.1(d) or (k) or by HERZ pursuant to Section 17.1(f) or (h), then HERZ shall pay Asure liquidated damages in the amount of $1,000,000.

            (c) If this Agreement is terminated by HERZ pursuant to Section 17.1(e) or (j) or by Asure pursuant to Section 17.1(g) or (i), then Asure shall pay HERZ liquidated damages in the amount of $500,000.

                                ARTICLE XVIII
                               GENERAL MATTERS

      18.1. [Reserved]

      18.2. CONTENTS OF AGREEMENT. This Agreement, together with the other Transaction Documents, set forth the entire understanding of the Parties hereto with respect to the Transactions and supersede all prior agreements or understandings among the Parties regarding those matters.

      18.3. AMENDMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term


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or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions. Nothing in this Agreement is intended or will be construed to confer on any Person other than the Parties hereto any rights or benefits hereunder.

      18.4. INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including," "includes" or similar words has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Disclosure Schedule and Exhibit references are to this Agreement unless otherwise specified. The Exhibits and Schedules referred to in this Agreement will be deemed to be a part of this Agreement. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

      18.5. NOTICES. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by a nationally recognized overnight courier upon proof of delivery. Any notices shall be deemed given upon receipt at the address set forth below, unless such address is changed by notice to the other Party hereto:

            If to HERZ:                       Hertz Technology Group, Inc.
                                              75 Varick Street
                                              New York, NY 10013
                                              Attn: Eli E. Hertz

            with a required copy to:          David Thomas, Esq.
                                              Raice Paykin Kreig & Schrader, LLP
                                              185 Madison Ave.
                                              New York, NY 10046

            If to Controlling Stockholder:    Eli E. Hertz
                                              24 Green Way South
                                              Forrest Hills, NY 11375

            with a required copy to:          Morse Zelnick Rose & Lander, LLP
                                              450 Park Avenue
                                              New York, NY 10022
                                              Attn: Howard Weinreich, Esq.

            If to Asure or Carter:           A Sure eCommerce, Inc.


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

                                             885 West Georgia, Suite 2240
                                             Vancouver, BC Canada V6C 3E8
                                             Attn: J. A. Carter

            with a required copy to:         Kaplan Gottbetter & Levenson, LLP
                                             630 Third Avenue
                                             New York, NY 10017
                                             Attn: Adam S. Gottbetter, Esq.

      18.6. GOVERNING LAW AND VENUE. This Agreement shall be construed and interpreted in accordance with the Laws of the State of New York without regard to its provisions concerning conflict of laws. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in the city, county and state of New York, USA.

      18.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      18.8. WAIVERS. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the Party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

      18.9. MODIFICATION. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

      18.10. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

      18.11. WAIVER OF JURY TRIAL. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the Transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the


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implications of this waiver, (iii) each party makes this waiver voluntarily, and
(iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.11.

      18.12. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

                        [Signatures on following page]


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


      IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.

                             A SURE ECOMMERCE, INC.

                             By:
                                 -----------------------------------------------
                                 J. A. Carter
                                 Chairman of the Board


                             HERTZ TECHNOLOGY GROUP, INC.

                             By:
                                 -----------------------------------------------
                                 Eli E. Hertz
                                 President and Chief Executive Officer


                             ASURE ACQUISITION CORPORATION

                             By:
                                ------------------------------------------------
                                Eli E. Hertz
                                President and Chief Executive Officer


                             CONTROLLING STOCKHOLDER:

                             ---------------------------------------------------
                             Eli E.  Hertz


                             CARTER:

                             ---------------------------------------------------
                             J. A. Carter


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